                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               INTERCARE.COM, INC.

                 (Name of small business issuer in its charter)

          California                  7374                   95-4304537
     (State Or Jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
     of Incorporation      Classification Code Number)   Identification No.)
                                or Organization)

                          900 Wilshire Blvd., Suite 500
                              Los Angeles, CA 90017
                                 (213) 627-8878
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)
                           ---------------------------
                          Anthony C. Dike, Chairman/CEO
                          900 Wilshire Blvd, Suite 500
                          Los Angeles, California 90017
                                 (213) 627-8878
            (Name, Address and Telephone Number of Agent For Service)
                           ---------------------------
                                    Copy To:
                            Donald Stoecklein., Esq.
                        1850 E. Flamingo Rd., Suite #111
                             Las Vegas, Nevada 89119
                                  (888) 546-6454
                           ---------------------------
  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

Proposed      Proposed
Maximum       Maximum
Offering      Aggregate    Amount of
Title of Each Class  Amount to be   Price Per     Offering     Registration
of Securities        Registered     Share         Price        Fee
Common Stock, (1)     1,000,000       $5.00        $5,000,000     $1320
No par value

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933.

                            ------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

                               INTERCARE.COM, INC.
                              Cross-Reference Sheet
                      Showing Location in the Prospectus of
                   Information Required by Items of Form SB-2

Form  SB-2  Item  Number  and  Caption            Location  In  Prospectus

1.   Front  of  Registration  Statement  and
      Outside  Front  Cover  of  Prospectus       Outside  Front  Cover
2.   Inside  Front  and  Outside  Back  Cover
      Pages  of  Prospectus                       Inside  Front  Cover  Page
3.   Summary  Information  and  Risk  Factors     Summary;  Risk  Factors
4.   Use  of  Proceeds  Use  of  Proceeds
5.   Determination  of  Offering  Price           Determination  of  Offering
                                                  Price
6.   Dilution                                     Dilution
7.   Selling  Security  Holders
8.   Plan  of  Distribution                       Plan  of  Distribution
9.   Legal  Proceedings                           Business  -  Legal
                                                  Proceedings
10.  Directors,  Executive  Officers,
      Promoters  and  Control  Persons            Management
11.  Security  Ownership  of  Certain
      Beneficial  Owners  and  Management         Principal  Security  Holders
12.  Description  of  Securities                  Description  of  Securities
13.  Interest  of  Named  Experts  and  Counsel   Legal  Matters,  Experts
14.  Disclosure  of  Commission  Position  on
      Indemnification  for  Securities  Act
      Liabilities                                 Management  -
                                                  Indemnification
15.  Organization  Within  Last  Five  Years      Certain  Transactions
16.  Description  of  Business                    Business
17.  Management's  Discussion  and  Analysis
     or  Plan  of  Operation                      Management's  Discussion
                                                  and  an  Analysis  of
                                                  Financial  Condition  and
                                                  Results  of  Operations.

18.  Description  of  Property                    Business  -  Facilities
19.  Certain  Relationships  and  Related
      Transactions                                Certain  Transactions
20.  Market  for  Common  Equity  and  Related
      Stockholder  Matters                        Description  of  Securities
21.  Executive  Compensation                      Management  -  Executive
                                                  Compensation
22.  Financial  Statements                        Financial  Statements
23.  Changes  in  and  Disagreements  with
     Accountants  on  Accounting  and  Financial
     Disclosure*_________

(*)  None  or  Not  Applicable

The information in this Prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

           SUBJECT TO COMPLETION, DATED DECEMBER ___, 1999  PROSPECTUS

                               INTERCARE.COM, INC.
                 Minimum 100,000 shares/Maximum 1,000,000 Shares
                               Of  Common  Stock

                        Offering  Price  $5.00  Per  Share

We are a development stage company organized in the State of California to pursue bio-medical software development, healthcare transactions and tele-medicine in the Internet Industry.

We are offering these shares through our directors and officers without the use of a professional underwriter. We will not pay commissions on stock sales.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

Investing in our common stock involves risks. You should not purchase our common stock unless you can afford to lose your entire investment. See "RISK FACTORS" beginning on page XX of this prospectus.

These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have those organizations determined that this prospectus is accurate or complete. Any representation otherwise is a criminal offense.

Offering

             Price  to  Public  (1)    Discount  (2)     Proceeds to Company (3)
              Per  Share
                   $5.00              $0               $5.00
Maximum  Shares
1,000,000          $5,000,000         $0               $5,000,000

Minimum  Shares
100,000            $500,000           $0               $500,000

                           (Notes on following page.)

                   The date of this prospectus is ______, 1999

                               INTERCARE.COM, INC.
                          900 Wilshire Blvd, Suite 500
                              Los Angeles, CA 90017
                                 (213) 627-8878

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                     Dealer  Prospectus  Delivery  Obligation

Until , 2000 (90 days after the commencement of this offering), all dealers effecting transactions in the these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                              TABLE  OF  CONTENTS
                                                                         Page

Summary
Risk  Factors
Use  of  Proceeds
Determination  of  Offering  Price
Dilution
Plan  of  Operation
Business
Management
Certain  Transactions
Principal  Security  Holders
Description  of  Securities
Selling  Stockholders
Plan  of  Distribution
Legal  Matters
Experts
Where  You  Can  Find  Additional  Information
Index  to  Financial  Statements.  for  period  ended  December  31,  1999F-1

                                  SUMMARY

This summary highlights information we present more fully elsewhere in this prospectus. You should read this entire prospectus carefully.

About  Us

InterCare.com formally known as Inter-Care Diagnostics, Inc., is a leading developer of bio-medical healthcare multi-media content and software technologies. Since February 1991, we have taken steps to become a leading provider of software technologies for neuromuscular re-education, stress management and biofeedback.

The company was originally incorporated in 1991 for the purpose of operating a medical diagnostics laboratory and engaging in various medical services to clients. On January 17, 1994, a 6.8 magnitude earthquake centered in Northridge, California caused wide spread damage to commercial and residential structures, and to major freeways, causing business interruptions and disrupting the normal flow of traffic. The Company experienced irreversible damage to all its high-tech computers and diagnostic equipment.

Since that time, the Company has been devoting substantially all its efforts to establishing a new business entity that develops software for the healthcare industry and other related activities over the Internet.

We have created, published and marketed multimedia software products, content and Internet-ready applications that provide biofeedback, healthcare transactions, medical and health-related information for the education, consumer and professional markets.

The company developed the Mirage Systems Multimedia Biofeedback software program ( a cross-platform program : Windows 3.X including windows 95;98 and Apple Macintosh platforms) in 1994, and this software became the first FDA approved software program for neuromuscular re-education and biofeedback training. The company also has four other software products in the market including the "Body Pain Trigger Points Program", one of our best selling software products, with over 20,000 copies sold. The company intends to convert all its software programs to run in all the popular operating systems available, including but not limited to Microsoft Windows, Macintosh and Linus or Unix operating systems.

During the fiscal year ended March 31, 1994 ("fiscal 1994"), InterCare.com made the strategic decision to focus the majority of its efforts on the online dissemination of consumer health information, resulting in the May 1994 launch of WWW.CAPNET.COM, our consumer health destination, the later which was acquired by Meridian Holdings, Inc., a NASDAQ OTC BB (MEHO) technology oriented company. In connection with this redirected strategy, we also started focusing our efforts on Telemedicine product research and development, as well as conversion of our existing healthcare transaction software program into a web-enabled healthcare transaction management program.

In the changing world of healthcare, one trend serves the common interests of doctors, patients, and medical administrators: to maintain and increase the quality of care through new and more cost-effective technologies, hence the Company's interest in the emerging healthcare Transactions and telemedicine services and software applications development.

There are several different reports and articles discussing the telemedicine market. Each of them looks at telemedicine in a slightly different way and provides different estimates, as follows:

- Business Communications Company (BCC): BCC is a large consulting firm producing industry reports on many industry sectors. In February 1998 the firm produced a report titled: Telemedicine Opportunities for Medical and Electronic Providers (240 pages, cost: $1,350). Ben Grimley, an industry analyst who specializes in health and information technology issues, prepared the report. BCC estimates that the current U.S. market for telemedicine is $65 million and will reach $3 billion by the year 20 02 based on the high growth rates of leading market segments and an assumption that full reimbursement for telemedicine services will continue to become more common. They predict the overall growth rate for telemedicine to be 35 percent per year over the next five years with a 42 percent increase in public sector investments and an 89 percent growth in sites over the same period. The report cites provider plans for predicting a 280 percent growth in prison telemedicine sites over five years and a doubling of military investment over seven years. The predicted rates of growth for telemedicine is particularly important given the firm's prediction that the market for overall health-care related information is expected to grow only three percent per year.

- Feedback Research Services (FRS): FRS is a market research firm specializing in high-tech health care delivery systems. Overall, FRS states that the current annual U.S. market for telepathology, teleradiology, and videoconferencing telemedicine systems is under $100 million. According to FRS, telemedicine-related videoconferencing equipment sales in Europe, North America, and the Pacific Rim accounted for $250 million in revenues in 1996. They estimate that worldwide sales of products and services during the 1990s reached an estimated $520 million, cumulative, through the year-end of 1996. They project the annual worldwide growth rate to be 15 percent. They project that Europe and the Pacific Rim combined may represent cumulative telemedicine expenditures of $1.4 billion by 2001.

- Frost and Sullivan (F&S): F&S is an international marketing, consulting and training firm covering many different markets. A representative from F&S wrote an article in the April 1998 issue of ADVANCE for Administrators in Radiology & Radiation Oncology that provided market forecasts for PACS and Teleradiology. According to the article, the current total PACS and teleradiology systems market revenue for the U.S. and Europe is estimated for 1998 at $368.8 million with the United States generating 81 percent of this market. They project a growth rate of about 28 percent over the next six years yielding a total annual market of $1.6 billion by 2004. In a separate report on U.S. hospital communications equipment markets, including telemedicine videoconferencing as well as other segments, F&S forecasts a 30 percent growth in this market.

- Waterford Advisors: Waterford Advisors is an investment firm specializing in healthcare and information systems. The firm has developed the Waterford
Telemedicine Index (WTI), an index of stock prices from various telemedicine-related companies. WTI was debuted in the April 1998 issue of Telemedicine and Telehealth Networks and will be a regular feature of the magazine. The index does not attempt to predict market size. Rather, the index is designed to be a monitor of the overall performance of the industry and a way to estimate the economic value of telemedicine companies. Since the index is new, there is little information about the recent performance of telemedicine companies in the market. The index currently includes 38 companies.

- HIMSS annual leadership survey: The Healthcare Information and Systems Society (HIMSS) recently conducted their ninth annual survey of senior healthcare executives. Of the 1,754 respondents, 34 percent reported that their organizations currently use telemedicine, ten-percent plan on using telemedicine within the next 21 months and 28 percent are investigating its use in the future.

- Telemedicine and Telehealth Networks Survey: The Telemedicine and Telehealth Networks magazine recently completed a survey of selected telemedicine program managers. Ninety-three percent reported that they expect to expand their operations in the next five years.

Corporate  Information

We are incorporated under the laws of the State of California in January 1991, and changed our name from Monet Medical Testing, Inc., to Inter-Care
Diagnostics, Inc., in April 25th, 1991. On December 18, 1999, in keeping with our new strategy to become an Internet-based company, the Company changed its name to InterCare.com Inc. Our principal executive offices are located at 900 Wilshire Blvd, Suite 500 Los Angeles, California. Our telephone number at that address is (213) 627-8878.

This  Offering

Securities  offered                   Common  Stock,  No  par  value,
                                      100,000  share  Minimum
                                     1,000,000  share  Maximum
Price  per  Share                      $5.00

Common  stock  outstanding          10,000,000  shares
prior  to  the  offering

Common  stock  to  be               11,000,000  shares
outstanding  after
the  maximum  offering

Summary  Financial  And  Operating  Information

This summary financial information below is from and should be read with the financial statements, and the notes to the financial statements, elsewhere in this Prospectus. All numbers are in thousands, except for share and per share amounts.

Statement  of  Operations  Data:

                                   Year  Ended  December  31
                                   1999          1998
Revenues                           6,629         13,795
Gross  Profit                      6,377         13,506
Loss  before  income  taxes     (114,423)       (62,827)
Net  Loss                       (114,423)       (62,827)
Basic  and  diluted
  loss  per  share:  (1)          (0.010)        (0.010)
Basic  and  Diluted
  Weighted  average  (1)          (0.010)        (0.010)
Number  of  shares
  outstanding:                10,000,000     10,000,000

Balance  Sheet  Data:

Working  capital  (deficiency)    22,503         76,677
Total  assets                     22,756         98,652
Total  liabilities                    -         513,700
Stockholders  equity  (deficit)   22,756       (415,048)

(1) Net Loss per Common Share: Stock options and warrants outstanding are not considered common stock equivalents, as the affect on net loss per share would be anti-dilutive.

Risk  Factors

Investments in our securities are highly speculative, involve a high degree of risk, and should be purchased only by you if you can afford to lose your entire investment. See "Risk Factors" for special risks concerning us and "Dilution" for information concerning dilution of the book value of your shares from the public offering.

Use  of  Proceeds

All proceeds from this offering whether minimum or maximum offering were sold will be used for working capital and general corporate purposes. No escrow account will be set-up for this offering. (See "USE OF PROCEEDS").

                               RISK  FACTORS

An investment in our Common Stock involves a high degree of risk and should only be made by investors who can afford to lose their entire investment.

You should carefully consider the risks and uncertainties described below and other information in this Prospectus before deciding to invest in our Common Stock. The risks described herein are intended to highlight risks that are specific to us and are not the only ones we face. Additional risks and uncertainties, such as those that apply to the business we acquire may also impair our business operations. Risks and uncertainties, in addition to those we describe below, that are presently not known to us or that we currently believe are not material, may subsequently become material and may also impair our financial condition.

If any of the following risks actually occur, our business, results of operations and financial condition could be materially, adversely affected. This could cause the trading price of our Common Stock to decline and a loss of part or all of any investment in our Common Stock.

GOING  CONCERN  CONTINGENCY.

The Company has minimal capital resources presently available to meet obligations that normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These factors raise substantial doubt about the Company's ability to continue as a going concern.

CAPITAL  CONSTRAINTS  MAY  AFFECT  OUR  RESOURCES.

Since inception we have funded operations with debt and equity capital. Our ability to operate profitably under our current business plan is largely contingent upon success in obtaining additional sources of capital. Assuming the sale of all the shares in this offering, we will receive net proceeds of approximately $5,000,000. Such an amount will be sufficient as a working capital and general corporate expenses. There can be no assurance that sources of capital will be available on satisfactory terms or at all. Without sufficient capital we may not be able to fully implement our business, operating and development plans. There can be no assurance that any such financing, if obtained, will be adequate to meet our ultimate capital needs. If adequate capital can not be obtained or obtained on satisfactory terms, our operations could be negatively impacted.

WE  ARE  A  YOUNG  COMPANY  THAT  HAS  INCURRED  LOSSES.

We have experienced substantial losses since our inception. We cannot be certain that we can obtain profitability in any future period. We operate in a new and rapidly evolving market and must, among other things:

-     respond  to  competitive  developments;

- continue to upgrade and expand our content and healthcare information services offerings; and

-     continue  to  attract,  retain  and  motivate  our  employees.

-     demand  for  our  products;

-     size  and  timing  of  sales  and  installations  of  our  products;

-     product  and  price  competition;

-     our  unpredictable  sales  cycle;

-     our  ability  to  successfully  expand  our  direct  sales  force;

- our ability to develop and market new and enhanced products on a timely basis;

- deferral of customer orders in anticipation of product enhancements or new products;

- continued purchases by our existing customers, including additional licenses and maintenance contracts;

- delays in our customers' orders due to their year 2000 priorities; . variability in the mix of our license and professional service revenues;

- our ability to accurately price fixed-priced professional services projects;

- variability in the mix of professional services that we perform versus those performed for our customers by others;

-     software  defects;

-     technological  changes  in  our  market;

- our ability to establish and maintain relationships with our third-party implementation partners;

-     changes  in  our  sales  force  incentives;

- expansion of our international sales organization and increase in international sales;

- the loss of any key employees and timing of our new hires; and general economic factors.

We  cannot  be  certain  that  we  will  be  successful.

RISK  FACTORS  RELATED  TO  OUR  OPERATIONS

We are still in the early stages of our development, so evaluating our business operations and our prospects is difficult. The revenues and income potential of our Tele-medicine and Healthcare Transaction management business and market are unproven. We will encounter risks and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets. These risks include our:

- need to sell additional licenses and software products to our existing customers;

- need to expand our sales and marketing, customer support and professional services organizations;

- need to expand our customer base outside of the electronics and medical device industries;

-     need  to  build  strategic  partnerships  and  relationships;

-     need  to  effectively  manage  growth;

-     need  to  expand  our  international  operations  and  customer  base; and

-     need  to  attract  and  retain  key  personnel.

We may not be able to successfully address these risks, and the failure to do so could seriously harm our business and operating results. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business.

NO  UNDERWRITER

We are selling the shares through our directors and officers without the use of a professional securities underwriting firm. Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering.

SUBSTANTIAL  SALES  OF  OUR  COMMON STOCK COULD ADVERSELY AFFECT OUR STOCK PRICE

Sales of a substantial number of shares of our common stock after this offering could cause the market price of our common stock to decline by potentially introducing a large number of sellers of our common stock into a market in which our common stock price is already volatile. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional equity securities.

RISK  RELATED  TO  THIS  OFFERING

Our Executive Officers, Directors and Major Stockholders Will Retain Significant Control Over Us After This Offering, Which May Lead to Conflicts With Other Stockholders Over Corporate Governance Matters.

After this offering, executive officers, directors and holders of 5% or more of our outstanding common stock will, in the aggregate, own approximately % of our outstanding common stock. These stockholders would be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also delay, deter or prevent a change in our control and may make some transactions more difficult or impossible to complete without the support of these stockholders.

VOLATILE STOCK PRICE WHICH MAY LEAD TO LOSSES BY INVESTORS AND TO SECURITIES LITIGATION

Prior to this offering, you could not buy or sell our common stock publicly. An active public market for our common stock may not develop or be sustained after the offering. We will negotiate and determine the initial public offering price with the representatives of the Market Makers based on several factors. This price may vary from the market price of the common stock after the offering. The stock market has experienced significant price and volume fluctuations and the market prices of securities of technology companies, particularly Internet-related companies, have been highly volatile. Investors may not be able to resell their shares at or above the initial public offering price. See "Plan of Distribution."

In the past, securities class action litigation has often been instituted against a company following periods of volatility in the company's stock price. This type of litigation could result in substantial costs and could divert our management's attention and resources.

WE  FACE  RAPID  TECHNOLOGICAL  CHANGE  IN  OUR  INDUSTRY.

    Rapid changes in technology pose significant risks to us. To remain successful, we must continue to change, adapt and improve our content and delivery mediums in response to changes in technology. Our future success hinges on our ability to both continue to enhance our current content and to successfully market this content. We cannot be sure that we will successfully develop and market new content. Any failure by us to timely develop and disseminate new or to update and enhance our current content could adversely affect our business, operating results and financial condition.

WE  FACE  RISKS  REGARDING  OUR  POTENTIAL  FUTURE  ACQUISITIONS OR INVESTMENTS.

    As part of our growth strategy, we may acquire or make investments in, companies with products, technologies or professional services capabilities complementary to ours. In acquiring companies in the future, we could encounter difficulties in assimilating their personnel and operations into our company. These difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations. These difficulties could also include accounting requirements, such as amortization of goodwill or in-process research and development expense. We cannot be certain that we will successfully overcome these risks with respect to any future acquisitions or that we will not encounter other problems in connection with our prior or any future acquisitions. In addition, any future acquisitions may require us to incur debt or issue equity securities. The issuance of equity securities could dilute the investment of our existing shareholders.

RISK  RELATED  TO  INTERNET  BUSINESS  AND  PROSPECTS

If Use of the Internet Does Not Grow, Our Business Would Be Harmed. Our success depends upon continued growth in the use of the Internet as a medium of commerce. Although the Internet is experiencing rapid growth in the number of users, this growth is a recent phenomenon and may not continue. Furthermore, despite this growth in usage, the use of the Internet for commerce is relatively new. As a result, a sufficiently broad base of enterprises and their supply chain partners may not adopt or continue to use the Internet as a medium of commerce. Our business would be seriously harmed if:
- use of the Internet does not continue to increase or increases more slowly than expected;

- the infrastructure for the Internet does not effectively support enterprises and their supply chain partners;

- the Internet does not create a viable commercial marketplace, inhibiting the development of electronic commerce and reducing the demand for our products; or

- concerns over the secure transmission of confidential information over public networks inhibit the growth of the Internet as a means of conducting commercial transactions.

- Capacity Restraints May Restrict the Use of the Internet as a Commercial Marketplace. The Internet infrastructure may not be able to support the demands placed on it by increased usage and bandwidth requirements.

Other risks associated with commercial use of the Internet could slow its growth, including:

-     inadequate  reliability  of  the  network  infrastructure;

-     slow  development of enabling technologies and complementary products; and

-     limited  availability  of  cost-effective,  high-speed  access.

- Delays in the development or adoption of new equipment standards or protocols required to handle increased levels of Internet activity, or increased governmental regulation, could cause the Internet to lose its viability as a means of communication between enterprises and their supply claim partners.

If these or any other factors cause use of the Internet for commerce to slow or decline, our business could be harmed.

RISK  FACTORS  ASSOCIATED  WITH  INTERNATIONAL  EXPANSION

We believe that expansion of our international operations will be necessary for our future success. Therefore, we believe that we will need to commit significant resources to expand our international operations. A key aspect to our strategy is to expand our sales and support organizations internationally. We employ sales professionals in Europe and are in the early stages of expanding into the Asia Pacific market. If we are unable to successfully enter into and expand these international markets on a timely basis, our business and operating results could be harmed. This expansion may be more difficult or take longer than we anticipate, and we may not be able to successfully market, sell, deliver and support our products internationally.

If successful in our international expansion, we will be subject to a number of risks associated with international business activities. These risks include:

-     difficulty  in  providing  customer  support  in  multiple  time  zones;

-     need  to  develop  software  in  multiple  foreign  languages;

-     laws  and  business  practices  favoring  local  competition;

-     currency  fluctuations;

-     longer  sales  cycles;

-     greater  difficulty  in  collecting  accounts  receivable;

-     political  and  economic  instability,  particularly  in  Asia;

-     difficulties  in  enforcing  agreements  through  foreign  legal  systems;

-     unexpected  changes  in  regulatory  requirements;

-     import  or  export  licensing  requirements;

-     reduced  protection of our intellectual property rights in some countries;
and

-     multiple  conflicting  tax  laws  and  regulations.

To date, most of our revenues have been denominated in United States dollars. If we experience an increase in the portion of our revenues denominated in foreign currencies, we may incur greater risks in currency fluctuations, particularly since we translate our foreign currency revenues once at the end of each quarter. In the future, our international revenues could be denominated in the Euro, the currency of the European Union. The Euro is an untested currency and may be subject to economic risks that are not currently contemplated. We currently do not engage in foreign exchange hedging activities, and therefore our international revenues and expenses are currently subject to the risks of foreign currency fluctuations.

LIMITED  PROTECTION  OF  OUR  INTERLECTUAL  PROPERTY

Our success and ability to compete depend upon our proprietary technology. Despite our efforts to protect our intellectual property, a third party could copy or otherwise obtain our software or other proprietary information without authorization, or could develop software competitive to ours. Our means of protecting our proprietary rights may not be adequate and our competitors may independently develop similar technology, duplicate our products or design around patents that may be issued to us or our other intellectual property. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as do the laws of the United States, and we expect that it will become more difficult to monitor the use of our products if we increase our international presence.

We may have to resort to litigation to enforce our intellectual property rights, to protect our trade secrets or know-how or to determine their scope, validity or enforceability. Enforcing or defending our proprietary technology is expensive, could cause the diversion of our resources, and may not prove successful. Our protective measures may prove inadequate to protect our proprietary rights, and any failure to enforce or protect our rights could cause us to lose a valuable asset. Our competitors may independently develop similar technology, duplicate our products or design around any patents that may be issued to us or our other intellectual property.

SUBJECT  TO  INTERLECTUAL  PROPERTY  INFRINGEMENT  CLAIMS

There has been a substantial amount of litigation in the software and Internet industries regarding intellectual property rights. It is possible that, in the future, third parties may claim that we or our current or potential future products infringe their intellectual property. We expect that software product developers and providers of electronic commerce solutions will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in industry segments overlaps. Any claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. If our products were found to infringe a third party's proprietary rights, we could be required to enter into royalty or licensing agreements in order to continue to be able to sell our products. Royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could seriously harm our business.

We integrate third-party software into our products. This third-party software may not continue to be available on commercially reasonable terms. We depend on third party licenses, including licenses for our servers, encryption and security software. If we cannot maintain licenses to this third-party software at an acceptable cost, shipments of our products could be delayed until equivalent software could be developed or licensed and integrated into our products, which could substantially harm our business, operating results and financial condition.

SEASONALITY  OF  REVENUE

We have experienced, and expect to continue to experience, seasonality in our license revenues and results of operations, with a disproportionately greater amount of our license revenues for any fiscal year being recognized in our fourth fiscal quarter. As a result, our first quarter revenues can be less than those of the preceding quarter.

If we introduce products that are sold in a manner different from how we currently market our products, we could recognize revenue differently than under our current accounting policies. Depending on the manner in which we sell future products, this could have the effect of extending the length of time over which we recognize revenues.

Furthermore, our quarterly revenues could be significantly affected based on how applicable accounting standards are amended or interpreted over time. Due to these and other factors, we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indicators of our future performance. It is possible that in some future periods our results of operations may be below the expectations of public market analysts and investors. If this occurs, the price of our common stock may decline. We Will Depend on the Commercial Success of Our Product Suite, Which Has Not Yet Been Shipped We have generated substantially all of our revenues from licenses and services related to current and prior versions of our product suite.

Our Quarterly Operating Results Fluctuate and Are Difficult to Predict, and if Our Future Results are Below the Expectations of Public Market Analysts or Investors, the Price of Our Common Stock May Decline

Our quarterly operating results have varied significantly in the past and are likely to vary significantly in the future, which makes it difficult for us to predict our future operating results. This quarter-to-quarter fluctuation is due to a number of factors, any of which could harm our business and operating results, including the following:
-     demand  for  our  products;
-     size  and  timing  of  sales  and  installations  of  our  products;
-     product  and  price  competition;
-     our  unpredictable  sales  cycle;

-     our  ability  to  successfully  expand  our  direct  sales  force;

- our ability to develop and market new and enhanced products on a timely basis;

- deferral of customer orders in anticipation of product enhancements or new products;

- continued purchases by our existing customers, including additional licenses and maintenance contracts;

-     delays  in  our  customers'  orders  due  to  their  year 2000 priorities;

-     variability  in  the mix of our license and professional service revenues;

- our ability to accurately price fixed-priced professional services projects;

- variability in the mix of professional services that we perform versus those performed for our customers by others; . software defects;

-     technological  changes  in  our  market;

- our ability to establish and maintain relationships with our third-party implementation partners;

-     changes  in  our  sales  force  incentives;

- expansion of our international sales organization and increase in international sales;

-     the  loss  of  any  key  employees  and  timing  of  our  new  hires;  and

-     general  economic  factors.

License revenues in any quarter can be difficult to forecast because they depend on orders shipped or installed in that quarter. Moreover, we typically recognize a substantial percentage of revenues in the last month of each quarter. A high percentage of our operating expenses are essentially fixed in the short term. As a result, if we experience delays in recognizing revenue, we could experience significant variations in operating results from quarter to quarter. In addition, we expect our operating expenses to increase as we expand our engineering and sales and marketing operations, broaden our customer support capabilities, develop new distribution channels and strategic alliances, fund increased levels of research and development and build our operational infrastructure. If our revenues do not grow faster than the increase in these expenses, our business and operating results could be harmed.

DEPENDENT  ON  LICENSED  TECHNOLOGY  FROM  A  THIRD  PARTY

We license technology on a non-exclusive basis from several businesses for use with our products, including licenses from Microsoft Corporation for our servers and Macromedia Corporation for our multimedia development tools, from RSA Data Security, Inc. for security and encryption technology software, and from Adobe Systems Inc. for our graphic software tools. We anticipate that we will continue to license technology from third parties in the future. Some of the software we license from third parties would be difficult to replace. This software may not continue to be available on commercially reasonable terms, if at all. The loss or inability to maintain any of these technology licenses could result in delays in the licensing of our products until equivalent technology, if available, is identified, licensed and integrated. In addition, the effective implementation of our products depends upon the successful operation of third-party licensed products in conjunction with our products, and therefore any undetected errors in these licensed products may prevent the implementation or impair the functionality of products, delay new product introductions and/or injure our reputation. The increased use of third-party software could require us to enter into license agreements with third parties, which could result in higher royalty payments and a loss of product differentiation.

WE  FACE  INTENSE  COMPETITION  WITH  OTHER  ONLINE  PROVIDERS  OF  HEALTHCARE
TECHNOLOGY.

The market for providing healthcare information online is intensely competitive, and we expect competition to increase in the future. Our business has low barriers to entry, and we cannot guarantee that we will compete successfully against our current or potential competitors, especially those with significantly greater financial resources or brand name recognition. Our current competitors include, E-Medsoft.com, Medscape.com, Dr. Koop.com and Healtheon/WebMD. We have yet to derive significant revenues as an online provider of healthcare information and Tele-medicine company.

Mergers or consolidations among our competitors, or acquisitions of small competitors by larger companies, would make such combined entities more formidable competitors to us. Large companies may have advantages over us because of their longer operating histories, greater name recognition, or greater financial, technical and marketing resources. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. They can also devote greater resources to the promotion and sale of their products or services than we can.

For the above reasons, we may not be able to compete successfully against our current and future competitors. Increased competition may result in reduced gross margins and loss of market share.

WE  FACE  RAPID  TECHNOLOGICAL  CHANGE  IN  OUR  INDUSTRY.

Rapid changes in technology pose significant risks to us. To remain successful, we must continue to change, adapt and improve our content and delivery mediums in response to changes in technology. Our future success hinges on our ability to both continue to enhance our current content and to successfully market this content. We cannot be sure that we will successfully develop and market new content. Any failure by us to timely develop and disseminate new or to update and enhance our current content could adversely affect our business, operating results and financial condition.

CONFLICT  OF  INTEREST  -  MANAGEMENT'S  FIDUCIARY  DUTIES.

Our director and Officer are or may become, in their individual capacities, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Anthony C. Dike, our founder, chairman and CEO is engaged in business activities outside of us, and the amount of time he will devote to our business will only be about five (5) to twenty (20) hours per week. There exist potential conflicts of interest including allocation of time between us and such other business entities.

CONTROL  BY  PRESENT  MANAGEMENT  AND  SHAREHOLDERS.

Assuming the sale of all the shares offered to persons other than existing shareholders, the shares of common stock purchased by the public will represent 9% of our outstanding common stock after the completion of this offering. Therefore, our present stockholders will own 91% of us and will continue to be able to elect our director, appoint our officer, and control our affairs and operations. Our articles of incorporation do not provide for cumulative voting.

SHARES  ELIGIBLE  FOR  FUTURE  SALE.

Of the common shares outstanding after the offering, up to 3,000,000 shares including those sold in this offering will be registered with the SEC and can be freely resold, unless they are acquired by our directors, executive officers or other persons or entities that they control or who control them. Our directors, executive officers, and persons or entities that they control or who control them will be able to sell shares of stock so long as they do so without violating SEC Rule 144. The remaining 8,000,000 outstanding shares may only be sold under the Rule 144 until such time as they are registered. We have made no guarantees to any of our existing shareholders that this registration statement will be approved by SEC.

Rule 144 provides that director, executive officer, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in an amount limited to the greater of:

    -1%  of  our  outstanding  shares  of  common  stock  or

     The average weekly trading volume in our common stock during the four calendar weeks preceding a sale.

Sales  under  the  rule  also  must  be  made  without  violating:

 - Manner-of-sale provisions in the market through a broker at current market prices

 -    Notice  requirements  forms  must  be  filed  with  the  SEC

 - Requirement of availability of public information about us current in filing required SEC reports.

We cannot predict the effect that sales of shares or the availability of shares for sale will have on the any market price that may exist for our common stock after completion of the offering. It is likely that sales of substantial amounts of our common stock in the public market could drive our stock price down.

INCREASE  IN  GOVERNMENTAL  REGULATIONS  OF  MARKETING  OF  SOFTWARE  PRODUCTS

As Internet commerce continues to evolve, we expect that federal, state and foreign governments will adopt laws and regulations covering issues such as user privacy, taxation of goods and services provided over the Internet, pricing, content and quality of products and services. It is possible that legislation could expose companies involved in electronic commerce to liability, taxation or other increased costs, any of which could limit the growth of electronic commerce generally. Legislation could dampen the growth in Internet usage and decrease its acceptance as a communications and commercial medium. If enacted, these laws and regulations could limit the market for our products.

WE  DEPEND  ON  OUR  KEY  PERSONNEL.

Our future success also depends on our continuing ability to attract and retain highly qualified personnel. The competition for employees at all levels of our industry is increasingly intense. Furthermore, in order to promote the development of our Web Site, we will need to identify, attract and retain software engineers, web designers and content editors. If we do not succeed in attracting such new employees and retaining and motivating our current employees, our business could suffer significantly.

WE  ARE  SUBJECT  TO  RISKS  RELATING  TO  THE  YEAR  2000.

Many currently installed computer systems and software products accept only two-digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and software used by many companies and governmental agencies may need to be upgraded to comply with such "Year 2000" requirements. Non-compliant computer systems or software may cause system failure or result in miscalculations that will cause disruptions of normal business activities. Although we have designed all of the products that we currently offer to be Year 2000 compliant, we cannot assure you that our products contain all necessary date code changes, or that, in the year 2000, our products will be compatible with third-party software that may be integrated or used in conjunction with our products. There can be no assurances that we have identified all Year 2000 issues with respect to our products and products supplied to us by third parties and the failure to do so could have a material adverse effect on our business.

Furthermore, there can be no assurance that our estimates related to the Year 2000 issue will prove to be accurate and actual results could differ materially from those currently anticipated. Specific factors that could cause such material differences include, but are not limited to, the ability to identify, assess, and remediate and test all relevant computer codes and embedded technology, and similar uncertainties. In addition, variability of definitions of "compliance with Year 2000" and the myriad of different products and services, and combinations thereof, sold by adam.com may lead to claims whose impact on adam.com is not currently estimable. No assurance can be given that the aggregate cost of defending and resolving such claims, if any, will not materially adversely affect our results of operation. Although some of the our agreements and contracts with third parties contain provisions requiring such parties to indemnify us under some circumstances, there can be no assurance that such indemnification arrangements will cover all of our liabilities and costs related to claims by third parties related to the Year 2000 issue.

FUTURE  SALES  OF  OUR  COMMON  STOCK COULD CAUSE OUR STOCK TO DECLINE IN PRICE.

All shares registered in this offering will be freely tradable upon effectiveness of this registration statement. The sale of a significant amount of shares registered in this offering at any given time could cause the trading price of our common stock to decline and to be highly volatile.

WE  HAVE  ADOPTED  CERTAIN  ANTI-TAKEOVER  PROVISIONS THAT MAY DETER A TAKEOVER.

Our articles of incorporation and bylaws contain the following provisions that may deter a takeover, including a takeover on terms that many of our shareholders might consider favorable, such as:

- the authority of our board of directors to issue common stock and preferred stock and to determine the price, rights (including voting rights), preferences, privileges and restrictions of each series of preferred stock, without any vote or action by our shareholders;

- the existence of large amounts of authorized but un-issued common stock and preferred stock;

-     staggered,  three-year  terms  for  our  board  of  directors;  and

- advance notice requirements for board of directors nominations and for shareholder proposals.

The rights and preferences of any series of preferred stock could include a preference over the common stock on the distribution of our assets upon a liquidation or sale of our company, preferential dividends, redemption rights, the right to elect one or more directors and other voting rights. The rights of the holders of any series of preferred stock that may be issued in the future may adversely affect the rights of the holders of the common stock. We have no current plans to issue preferred stock. In addition, certain provisions of California law and our stock option plan may also discourage, delay or prevent a change in control of our company or unsolicited acquisition proposals.

                                  DILUTION

The difference between the public offering price per share and the pro forma net tangible book value per share of our Common Stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of our outstanding common shares.

The following table illustrates, as of December 31, 1999, the dilution to investors in this offering:

Maximum            Minimum
Public offering price per Share           $5.00             $5.00

Net tangible book value per
     Share, before this offering          $.002            $.002

Increase per Share attributable
     to Payment by new investors          $0.476           $0.05
Net tangible book value per Share,
     after this offering                  $0.478           $0.07

Dilution to new investors per Share       $4.522           $4.93


As of the date hereof there are currently no plans, proposals, arrangements or understandings with respect to the sale of additional securities to any persons for the period commencing with the closing of this offering.

For the maximum offering following table compares between existing shareholders and investors:

     the  number  of  shares  of  our  Common  Stock  held,

     their  percentage  ownership  of  such  shares,

     the  total  consideration  paid,

     the  percentage  of  total  consideration  paid,  and

     the  average  price  per  share:

                 Shares  Purchased       Total  Consideration     Price  Per
                 Amount    Percentage   Paid       Percentage   Share

Existing
Shareholders     10,000,000      91%       $577,228        10%       $ 0.06

New  Investors    1,000,000       9%     $5,000,000        90%       $ 5.00

Total            11,000,000     100%     $5,577,228       100%

                               USE  OF  PROCEEDS

The Company will use the proceed from the 1,000,000 share sold during this offering for working capital and general corporate purposes. We are also registering the shares for sale to provide the holders of the company's shares thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holder thereof.


          THE MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has never been traded in any market. We hope to trade at a minimum on the over-the-counter market, if we are unable to meet the eligibility requirements for NASDAQ Small Cap or NASDAQ National Markets. Our Trading symbol if not yet known.

                                     HOLDERS

As of December 31, 1999, the end of the physical year, there were 300 registered share-holders of record.

                                    DIVIDEND

On December 10, 1999, as provided in Article IV of this Corporation's Article of Incorporation, as amended, this corporation has one hundred million (100,000,000) shares of Common Stock authorized and as of December 7, 1999, an aggregate of one hundred thousand (100,000) shares of Common Stock were issued and outstanding. The board of directors by way of a written consent declared a stock dividend of one hundred (100) shares of Common Stock for every one (1) share of common stock currently issued and outstanding, to be payable to shareholders of record as of December 30th, 1999. Meridian Holdings, Inc., the 51% owners of the outstanding shares of the Company's Common Stock declared a dividend simultaneously to all its shareholders of record who owns a share in Meridian Holdings, Inc., to receive five (5) shares of common stock of InterCare.com
                              SELLING SHAREHOLDERS

The following table sets forth the number of shares owned by each of the selling shareholders. None of the selling shareholders has had a material relationship with InterCare.com within the past three years other than as a result of the ownership of the shares or other securities of InterCare.com. The shares offered by this prospectus may be offered from time to time by the selling shareholders listed in the Form 8-A

                       DETERMINATION  OF  OFFERING  PRICE

We set the offering price of $5.00 per share arbitrarily. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history or lack thereof. Among factors considered by us in determining the offering price were:

     Estimates  of  our  business  potential
     Our  limited  financial  resources
     The  amount  of  equity  desired  to  be  retained  by present shareholders
     The  amount  of  dilution  to  the  public
     The  general  condition  of  the  securities  markets

                                  BUSINESS
Overview

InterCare.com formally known as Inter-Care Diagnostics, Inc., is a leading developer of bio-medical healthcare multi-media content and software technologies. Since February 1991, we have taken steps to become a leading provider of software technologies for neuromuscular re-education, stress management and biofeedback.

The company was originally incorporated in 1991 for the purpose of operating a medical diagnostics laboratory and engaging in various medical services to clients. On January 17, 1994, a 6.8 magnitude earthquake centered in Northridge, California caused wide spread damage to commercial and residential structures, and to major freeways, causing business interruptions and disrupting the normal flow of traffic. The Company experienced irreversible damage to all its high-tech computers and diagnostic equipment.

Since that time, the Company has been devoting substantially all its efforts to establishing a new business entity that develops software for the healthcare industry and other related activities over the Internet.

We have created, published and marketed multimedia software products, content and Internet-ready applications that provide biofeedback, healthcare transactions, medical and health-related information for the education, consumer and professional markets.

The company developed the Mirage Systems Multimedia Biofeedback software program ( a cross-platform program : Windows 3.X including windows 95;98 and Apple Macintosh platforms) in 1994, and this software became the first United States FDA approved software program for neuromuscular re-education and biofeedback training. The company also has four other software products in the market including the "Body Pain Trigger Points Program", one of our best selling software products, with over 20,000 copies sold. The company intends to convert all its software programs to run in all the popular operating systems available, including but not limited to Microsoft Windows, Macintosh and Linus or Unix operating systems.

During the fiscal year ended December 31, 1994 ("fiscal 1994"), the Company made the strategic decision to focus the majority of its efforts on the online dissemination of consumer health information, resulting in the May 1999 launch of WWW.CAPNET.COM, our consumer health destination, the later which was acquired by Meridian Holdings, Inc., a NASDAQ OTC BB (MEHO) technology oriented company. In connection with this redirected strategy, we also started focusing our efforts on Telemedicine product research and development, as well as conversion of our existing healthcare transaction software program into a web-enabled healthcare transaction management program.

The Internet has created new and evolving ways for conducting commerce. According to Forrester Research, business-to-business electronic commerce is expected to grow to $1.3 trillion in 2003, accounting for more than 90% of the dollar value of electronic commerce in the United States. The market for applications that enable business-to-business electronic commerce is expected to reach $1.5 billion by 2002, according to Dataquest. Enterprises that have successfully implemented web-enabled customer interfaces now face the challenge of utilizing the Internet and intranets to gain the same level of increased efficiencies in their supply chain. In the changing world of healthcare, one trend serves the common interests of doctors, patients, and medical administrators: to maintain and increase the quality of care through new and more cost-effective technologies, hence the Company's interest in the emerging healthcare Transactions and tele-medicine services and software applications development.

There are several different reports and articles discussing the telemedicine market. Each of them looks at telemedicine in a slightly different way and provides different estimates, as follows:

- Business Communications Company (BCC): BCC is a large consulting firm producing industry reports on many industry sectors. In February 1998 the firm produced a report titled: Telemedicine Opportunities for Medical and Electronic Providers (240 pages, cost: $1,350). Ben Grimley, an industry analyst who specializes in health and information technology issues, prepared the report. BCC estimates that the current U.S. market for telemedicine is $65 million and will reach $3 billion by the year 20 02 based on the high growth rates of leading market segments and an assumption that full reimbursement for telemedicine services will continue to become more common. They predict the overall growth rate for telemedicine to be 35 percent per year over the next five years with a 42 percent increase in public sector investments and an 89 percent growth in sites over the same period. The report cites provider plans for predicting a 280 percent growth in prison telemedicine sites over five years and a doubling of military investment over seven years. The predicted rates of growth for telemedicine is particularly important given the firm's prediction that the market for overall health-care related information is expected to grow only three percent per year.

- Feedback Research Services (FRS): FRS is a market research firm specializing in high-tech health care delivery systems. Overall, FRS states that the current annual U.S. market for telepathology, teleradiology, and videoconferencing telemedicine systems is under $100 million. According to FRS, telemedicine-related videoconferencing equipment sales in Europe, North America, and the Pacific Rim accounted for $250 million in revenues in 1996. They estimate that worldwide sales of products and services during the 1990s reached an estimated $520 million, cumulative, through the year-end of 1996. They project the annual worldwide growth rate to be 15 percent. They project that Europe and the Pacific Rim combined may represent cumulative telemedicine expenditures of $1.4 billion by 2001.

- Frost and Sullivan (F&S): F&S is an international marketing, consulting and training firm covering many different markets. A representative from F&S wrote an article in the April 1998 issue of ADVANCE for Administrators in Radiology & Radiation Oncology that provided market forecasts for PACS and Teleradiology. According to the article, the current total PACS and teleradiology systems market revenue for the U.S. and Europe is estimated for 1998 at $368.8 million with the United States generating 81 percent of this market. They project a growth rate of about 28 percent over the next six years yielding a total annual market of $1.6 billion by 2004. In a separate report on U.S. hospital communications equipment markets, including telemedicine videoconferencing as well as other segments, F&S forecasts a 30 percent growth in this market.

- Waterford Advisors: Waterford Advisors is an investment firm specializing in healthcare and information systems. The firm has developed the Waterford
Telemedicine Index (WTI), an index of stock prices from various telemedicine-related companies. WTI was debuted in the April 1998 issue of Telemedicine and Telehealth Networks and will be a regular feature of the magazine. The index does not attempt to predict market size. Rather, the index is designed to be a monitor of the overall performance of the industry and a way to estimate the economic value of telemedicine companies. Since the index is new, there is little information about the recent performance of telemedicine companies in the market. The index currently includes 38 companies.

- HIMSS annual leadership survey: The Healthcare Information and Systems Society (HIMSS) recently conducted their ninth annual survey of senior healthcare executives. Of the 1,754 respondents, 34 percent reported that their organizations currently use telemedicine, ten-percent plan on using telemedicine within the next 21 months and 28 percent are investigating its use in the future.

- Telemedicine and Telehealth Networks Survey: The Telemedicine and Telehealth Networks magazine recently completed a survey of selected telemedicine program managers. Ninety-three percent reported that they expect to expand their operations in the next five years.

OUR  PROPRIETARY  PRODUCTS
-     The  Mirage  Systems  Body  Pain  Trigger  Points  Software  programs
             (Both  Macintosh  and  Windows  versions)

-     The  Mirage  Systems  Multimedia  Biofeedback  Software  Programs
             (Both  Macintosh  and  Windows  versions)

-     The  Mirage  Systems  Internet-based  Healthcare  Transaction
             Management  Software  Program

-     The  Mirage  Systems  Stress  Profiling  Software  Programs  (Both
             Macintosh  and  Windows  versions)

-     The  Mirage  Systems  Electro-Diagnostics  Scan  Site  Program
             (Both  Macintosh  and  Windows  versions)

Our  Business  Strategy

We intend to capitalize on the enormous public attention focused on the Internet and healthcare transactions by increasing our telemarketing sales and technical support staff, targeting our advertising to our core audience, and by providing the most efficient, lowest-cost healthcare transactions management and Tele-Medicine service to our prospective clients.

Our  Competitive  Advantages

OUR KNOWLEDGEABLE AND GROWING SALES FORCE AND TECHNICAL STAFF. We will be making sure that the sales force is trained on the "high-end" networking elements in which we deal so they will be able to service the needs of their customers.

OUR BUSINESS MODEL OPTIMIZES COST, EFFICIENCY AND FLEXIBILITY. We have addressed the largest cost factor in the methodology for deploying our services through a outsourcing strategy rather than a building the human resources from the scratch strategy. This keeps start-up costs as low as possible.

OUR STRATEGIC PARTNER STRENGTH. Partnerships with CGI Communications Services, Inc., Capnet Gateway Online Services, Meridian Holdings, Inc., Netsales, Inc., Ingram-Micro Inc., DigitalRiver Corporation, and others, will give us the ability to deliver our products and solutions faster and at a lower cost than the competition.

INTEGRATION. We can seamlessly integrate all of the different technological solutions and custom applications development. We use different strategic partners to tailor the optimum solution for our customer.

AUTOMATION AND ADVANCED TELECOMMUNICATIONS TECHNOLOGY. Our Network Management tools are automated which leads to less downtime, and lower labor costs. We use the latest equipment, work closely with strategic partners that are forerunners in their fields, and are not hampered by existing legacy infrastructures.

OUR CUSTOMIZED CUSTOMER APPROACH. We emphasize direct relationships with our customers. These relationships enable us to learn information from our customers about their needs and preferences and help us expand our service offerings to include additional value-added services based on customer demand. We believe that these customer relationships increase customer loyalty and reduce turnover. In addition, our existing customers have provided customer referrals and we believe strong relationships will result in customer referrals in the future.

Our success depends upon careful planning and the selection of partners. We can meet the customer's needs more efficiently with entrenched procedures. This enables us to excel at customer service.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and notes thereto, as well as the other information included elsewhere in this prospectus. Our discussion contains forward-looking statements that involve risks and uncertainties, including those referring to the period of time the Company's existing capital resources will meet the Company's future capital needs, the Company's future operating results, the market acceptance of the services of the Company, the Company's efforts to establish and the development of new services, and the Company's planned investment in the marketing of its current services and research and development with regard to future endeavors, The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including: domestic and global economic patterns and trends.

Results  of  Operations

We have experienced, and expect to continue to experience, seasonality in our license revenues and results of operations, with a disproportionately greater amount of our license revenues for any fiscal year being recognized in our fourth fiscal quarter. As a result, our first quarter revenues can be less than those of the preceding quarter.

If we introduce products that are sold in a manner different from how we currently market our products, we could recognize revenue differently than under our current accounting policies. Depending on the manner in which we sell future products, this could have the effect of extending the length of time over which we recognize revenues.

Furthermore, our quarterly revenues could be significantly affected based on how applicable accounting standards are amended or interpreted over time. Due to these and other factors, we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indicators of our future performance. It is possible that in some future periods our results of operations may be below the expectations of public market analysts and investors. If this occurs, the price of our common stock may decline. We Will Depend on the Commercial Success of Our Product Suite, Which Has Not Yet Been Shipped We have generated substantially all of our revenues from licenses and services related to current and prior versions of our product suite.

REVENUES. Total revenues decreased 52% to $6,629 in the year ending December 31, 1999 compared to $13,795 for December 31, 1998. The revenue was generated from collections from previous years account receivables and consulting services. No revenue has been generated from activities related to providing health related content over the Internet, including page view-based and Internet Healthcare Transaction software licensing. The Company projects a revenue of $1,000,000 on a proforma basis for the year 2000, assuming adequate capital is raised from this offering to help finance a comprehensive marketing and advertisement campaign.

COST  OF  REVENUES.  Cost  of revenues decreased 13% to $252 for the year ending
December 31, 1999 compared to $289 in the comparable period in 1998. This decrease in the cost of revenue is due to our transition from hard-copy software sale to electronic download over the Internet, with resultant decrease in software product shipment. Amortization of capitalized software development costs will continue in the future to bring levels closer to expected future revenues to be generated, or net realizable value. Any future reduction in net realizable value during the next coming year will be as a result of our decision not to support certain products moving forward and instead to focus on development and execution of our Internet strategies.

SALES AND MARKETING. Only minimal sales and marketing has been done by the company, since focusing most of its resources at the moment in our Internet strategies, and software enhancement, testing and debugging. The company is budgeting over $250,000 for its initial roll-out of new products sales and marketing campaign during the first quarter of the year 2,000, assuming more capital is raised from this offering to pay for such an expense.

PRODUCT AND CONTENT DEVELOPMENT. Product and content development expenses is anticipated to increase significantly during the next coming year, due to website redesign and other Internet initiative launch costs, consisting primarily of personnel and consulting cost. The company projects to spend over $250,000 during the next 12 months to fund project and content development. As a result of the Company's decision in fiscal 1999 to no longer develop traditional products, capitalized software development costs was $0.

GENERAL AND ADMINISTRATIVE. General and administrative expenses increased 41% for the year ending December 31, 1999 to $107,295 compared to $62,829 in comparable period in 1998 primarily due to the additional operating costs of increased personnel requirement. The company anticipates future increase in General and administrative expense as it embarks on aggressive product development, sales and marketing with its' associated increase in personnel cost, legal and accounting expenses.

    OPERATING LOSS. As a result of the factors described above, the operating expenses increased from $76,333 for the year ending December 31, 1998 to $120,800 for year ending December 31, 1999. The company expects further increase in operating expense on a proforma basis up to $752,342 for the year 2000, assuming additional funding is raised from this offering to be used in financing future operating costs. There is no guarantee that the company will be able to raise additional funds to finance all the anticipated operating cost. In absence of such funds being available, the company may not be able to operate, and this could have a material impact in the overall execution of the companies business plan.

    NET LOSS. The Company had a net loss of $114,423 or $.011 per share for the year ended December 31, 1999, compared with net loss of $62,827 or $.006 per share for the year ended December 31, 1998. The proforma projected revenue for the year 2000 is $122,658 assuming the company is able to raise the appropriate funds to finance its business plan.

LIQUIDITY  AND  CAPITAL  RESOURCES

The Company has experienced a substantial increase in expenditures since the launch of our Internet strategy through the growth in those operations and related staffing. Management anticipates that these increased expenditure levels will continue for the foreseeable future. Management anticipates incurring additional expenses to increase our marketing and sales efforts, for content development and for technology and infrastructure development. Additionally, we will continue to evaluate possible investments in businesses, products and technologies and the expansion of our marketing and sales programs.

     The Company uses working capital to finance ongoing operations, fund the development and introduction of our new business strategy and acquire capital equipment. All the operating cost of the company is being borne by Meridian Holdings, Inc., the parent company. After this offering, the company will become an independent entity, and will have to seek for further funding to cover its operating cost. There is no guarantee that the company will be able to raise additional funds, and if such funds becomes available, the cost incurred for securing such funds may not be on favorable terms to the company, and this could have an adverse impact on the entire operation.

Plan  of  Operations

   Management believes the Company has adequate capital resources to meet anticipated needs for working capital and capital expenditures through the end of December 1999, but the Company needs to enhance its capital resources in order to provide it with sufficient cash to meet its current operating needs and to address such needs through the end of March 2000. If the Company is unable to enhance its capital resources, the Company will be forced to reduce its spending on capital expenditures and product development until such financing is obtained.

    The Company currently is exploring a number of alternatives, including borrowings, the issuance of debt and/or equity securities, and other strategic transactions to enhance its cash position. Management is optimistic that the Company will be able to meet its liquidity needs through one or more of such alternatives under consideration; however, there can be no assurance that any particular alternative will be available on terms favorable to the Company, or at all. Further, any financing or capital transaction would be subject to customary closing conditions. If additional funds are raised by the issuance of equity securities, our shareholders may experience dilution of their ownership interest and these securities may have rights senior to those of the holders of the common stock. If additional funds are raised by the issuance of debt securities, we may be subject to certain limitations on our operations, including limitations on the payment of dividends. The Company may also issue equity securities for acquisitions of businesses or health information content to use in the Company's website or other internet based product offerings. If adequate funds are not available or not available on acceptable terms, we may be unable to fund our expansion, successfully promote our brandname, take advantage of acquisition opportunities, develop or enhance services or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition and results of operations.

The company has entered into joint marketing agreement with NetSales, Inc., and Digital River Corporation, to market the Company's software product through various retail channels, as well as over the Internet as a downloadable product. As of this writing, only a minimal amount of sales has occurred.

The company is also embarking on an advertisement campaign over the next several months in major Newspapers and consumer and healthcare journals of all its products and services. There is no assurance that such advertisement campaign will yield any dividend.

Employees

We presently have three full time employees and four independent contractors. Some of our officers and directors are engaged in business activities outside of us, and the amount of time they will devote to our business will only be approximately 50% of their work week. Upon completion of the public offering, it is anticipated that management will devote the time necessary each month to our affairs. We also intend to out-source some of the personnel requirements to Meridian Holdings, Inc.

Facilities

We are presently using the office of Meridian Holdings, Inc., our parent company, at no cost, as our office. Such arrangement is expected to continue after completion of this offering. There is currently no written rental agreement.

Legal  Proceedings

We  are  not  currently  a  party  to  any  material  legal  proceedings.

                               MANAGEMENT

Executive  Officers,  Directors  and  Other  Significant  Employees

Name                      Age   Title

Anthony  C.  Dike,  MD       45    Chairman,  Director
                                   Chief  Executive  Officer,  Secretary
                                   Treasurer

Russell  Lyon,   MA          47    President,  Director
                                   Chief  Technology  Officer,

Philip  Falase,  MBA,  LLM   43    Chief  Financial  officer,  Director

Edward  Williams,  MD        64    Director

Daniel  Thornton,            39    Director

Anthony C. Dike, MD, our Chairman, Chief Executive Officer, Secretary and a Director, will devote approximately 50% of his time to our affairs. Dr. Dike has been the Chairman of the Board, Chief Executive Officer and President of the Company since May 25, 1999. Anthony C. Dike, a physician by training and an entrepreneur that has funded and developed various start-up high technology businesses from inception to fruition through his private Investment Firm, MMG Investments Inc. a California Corporation. He is the founder of CGI Communications Services, Inc., Bolingo.com-the world's largest High Technology Online Store on the Internet, Capnet.com, Bidfair.com, and Capnet.net, all Internet domain registered businesses. He also is the founder of Intercare Diagnostics, Inc., a United States Food and Drug Administration (USFDA) registered Bio-Medical Software Manufacturing Company, with over 5 Multimedia healthcare related software programs in the market. He also pioneered the design and development of the Mirage Systems Biofeedback Software Program, the first United States Food and Drug Administration approved software only for Biofeedback and Relaxation Training. He is also the founder of Capnet IPA, Capnet Gateway On-line Services, Meridian Medical Enterprises Corporation and Meridian Health Systems, Inc. Anthony C. Dike, MD, is also a member of the peer-review standing panel for United States Department of Education National Institute for Disability and Rehabilitation Research. He has served as a consultant to United Nations Development Project (UNDP) Sustainable Human Development Program ( "TOKTEN" ). He has given several presentations to various fortune 500 companies including Pacific Bell, AT&T Easylink Services, Apple Computer, Smithkline Laboratories Clinical Trial Division, UHP Health Plan, Mullikin IPA, and Wellpoint Healthcare Network Pharmacy department, about the use of the Internet as a facilitator of global communications, record sharing and electronic-commerce transaction in the healthcare industry using the "Computer Aided Provider Network" (CAPNET) module. He most recently pioneered
 -------------------------------------------
the design and development of "The Mirage Systems Internet Based Healthcare Transaction Module."

Russell A. Lyon, MA, our President and , Chief Technology Officer, and a Director, will devote approximately 100% of his time to our affairs. Russell
Lyon has been a designer and developer of computer-based educational and training programs for nearly two decades. He has served as both designer and developer on major training projects for a variety of corporate entities, including TRW, Unocal, Union Bank and Southern California Edison. As the founder and principal of Kinetic Media, he was a Level II Authorized Developer for Macromedia Director and has been a featured speaker at the Macromedia International User Conference on innovative uses of Director. He has developed or produced over a dozen separate commercial software titles, including The Mirage Systems Interactive Multimedia Biofeedback Interface for Intercare Diagnostics. He holds a BA degree in Psychology from Cornell University and an MA degree in both Educational Psychology and Instructional Technology form California State University, Long Beach. He is the President and Chief
Technology  Officer  of  Intercare  Diagnostics,  Inc.

Philip  Falese,  MBA,  JD,  LLM,  our  Chief  Financial Officer , and a Director
Mr. Philip Falese had his MBA from University of Alabama, JD from Northrop University School of Law, Los Angeles, and LLM (Tax) from Golden Gate University ,San Francisco. Mr. Falese has been working as a consultant to various clients in the area of strategic business development, tax consultation, asset valuations, and financial planning. He also has worked as a staff accountant for Carter, Turner and Company (CPA firm) based in Los Angeles, California.

Edward Williams, MD, a Director, has over 30 years of experience within the medical profession. Dr. Williams, is currently in private medical practice specializing in Family Medicine, received his Bachelor of Arts from Allegheny College, Meadville, PA, and his Doctor of Medicine from Temple University School of Medicine, Philadelphia, PA. Dr. Williams has also received a Masters Degree in Health Care Administration from the University of La Verne; La Verne, CA. Additionally, he is currently undergoing course work in a Certificate Program in Administrative Medicine from Tulane University.

Dr. Williams has served in the United States Air Force, Flight Surgeon, Captain Strategic Air Command and has received numerous honors and awards for his outstanding service in the military. Dr. Williams has served as Chief of Staff for Hawthorne Memorial Hospital, Hawthorne CA, and Robert F. Kennedy Medical Center, Hawthorne CA. Additionaly, Dr. Williams has served on numerous civic boards such as the Chairman of the Torrance Building and Recreation Department, Torrance, CA, Lawndale Chamber of Commerce, Lawndale CA, a Medical Consultant and Scholarship Sponsor for the Miss California Pageant a division of the Miss America Scholarship Pageant, to name a few. Dr. Williams is a Founding Member of the El Camino Community College Foundation Torrance, CA. He has served the Lawndale, Torrance, and Hawthorne, California Communities for over 25 years.

Daniel Thornton, a Director, Mr. Thornton began his business career in the foods industry. He was corporate liaison and District Manager for Dairy Queen of Denver, responsible for the operations and management of 25 stores in the Denver metro area. Under his guidance, the stores achieved an overall increase in sales of 20% and an increase in operational efficiency of over 5%. Mr. Thornton is also an international lecturer on medical practice management in addition to having extensive knowledge and experience in the manufacturing and marketing of homeopathic drugs, medical devices and nutriceuticals.

As CEO of Eclosion Corporation, Mr. Thornton helped to operationalize all aspects of medical device manufacturing, as well as being instrumental in establishing Ireland's first fully registered homeopathic drug manufacturing plant. He has managed projects that encompass the development of numerous drug products, in addition to having established international markets for those products. Mr. Thornton has also consulted to Nevada Homeopathic medical board, primarily on regulatory issues regarding medical technology. His experience in all facets of nutriceutical operations and marketing makes him well qualified for his current position as the CEO of BioSynergy Nutriceuticals.

Board  of  Directors

Our board of directors consists of six (6) authorized members, five of the positions have been filled, and one vacancy still remains unfilled. The terms of the Board of Directors is staggered over a three year period.

Apart from Mr. Russell A. Lyons, none of the other directors have been compensated for their activities as directors or officers of the company. In the future, our non-employee directors may be reimbursed for expenses incurred in connection with attending board and committee meetings and compensated for their services as board or committee members.

Executive  Officers

Our officers are elected by the Board of Directors and hold office at the will of the Board.

Indemnification

Our articles of incorporation provide that we shall indemnify, to the full extent permitted by California law, any of our directors, officers, employees or agents who are made, or threatened to be made, a party to a proceeding by reason of the fact that he or she is or was one of our directors, officers, employees or agents against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if specified standards are met. Although indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under these provisions, we have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Employment  Agreements

Mr. Russell A. Lyons, the president and Chief Technology Officer has entered into an employment agreement with the Parent Company, Meridian Holdings, Inc.
None of the other executive officers are subject to an employment agreement at this time. We intend to enter into employment contracts with some of our executive officers in the near future.

                             EXECUTIVE COMPENSATION

Summary  Compensation  Table
The following table provides information concerning the compensation of the named executive officers for each of our last nine completed fiscal year.

            Annual  Compensation               Long  Term  Compensation
                                                       Awards      Securities
Name                                           Other   Restricted  Underlying
And                                            Annual  Stock       Options/
Principal                                      Compen-  Award  (s)   SARs  (#)
Position          Year   Salary ($) Bonus ($)  sation($)
(a)               (b)     (c)       (d)         (e)     (f)        (g)
Anthony  C  Dike 1999     $0                                     10,000
Chairman,        1998     $0                             5,000    5,000
Chief            1997     $0                             5,000    5,000
Executive        1996     $0                             5,000    5,000
Officer(1)(2)    1995     $0                             5,000    5,000
                 1994     $0                             5,000    5,000
                 1993     $0                             5,000    5,000
                 1992     $0                             5,000    5,000
                 1991     $0                             5,000    5,000

Russell  A. Lyon 1999     $16,666.66
President
Chief
Technology
Officer  (3)

Philip  Falese    1999     $0
Chief
Financial
Officer  (4)

Footnotes
(1)     Total  awards  granted from 12-31-91 to 12-31-99 is  4,000,000 at $0.002 per  share  on  a  1  for  100  post  split  basis.
(2)     Total  options  granted  from  1991  to 12-31-99 is 5,000,000  at $0.002 per  share  on  a  1  for  100  post  split  basis.
(3) Mr. Russell Lyon started working for the company in November 1999. His original options and bonus awards were granted by Meridian Holdings, Inc., the parent company.
(4) Mr. Philip Falese will commence working for the company effective early part of the year 2000.

Options/SAR  Grants  in  Last  Fiscal  year

The following table shows information regarding grants of stock options in this last completed fiscal year to executive officers named in the summary Compensation Table above.

                              Individual  Grants

                    Number  of        %  of  Total
                    Securities       Options/SARs
                    Underlying       Granted  to      Exercise
                    Options/SARs     Employees        or  Base       Expiration
Name                Granted  (#)     in  Fiscal       Year  Price   ($/sh)  Date
(a)                   (b)             (c)            (d)           (e)
Anthony  C.  Dike  (1)    5,000,000       100%          0.0         12-31-2008

Footnotes
(1) Options granted in December 1999 is 1,000,000 shares, at $0.002 per share . No stock was issued during this period.


                              CERTAIN TRANSACTIONS

In December 1991, the board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our chairman for services rendered. Also in December 1991, the Chairman was granted option to purchase additional 5,000 shares of our common stock, exercisable until December 2001.

In December 1992, the board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our chairman for services rendered. Also in December 1992, the Chairman was granted option to purchase additional 5,000 shares of our common stock, exercisable until December 2002.

In December 1993, the board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our chairman for services rendered. Also in December 1993, the Chairman was granted option to purchase additional 5,000 shares of our common stock, exercisable until December 2003.

In December 1994, the board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our chairman for services rendered. Also in December 1994, the Chairman was granted option to purchase additional 5,000 shares of our common stock, exercisable until December 2004.

In December 1995, the board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our chairman for services rendered. Also in December 1995, the Chairman was granted option to purchase additional 5,000 shares of our common stock, exercisable until December 2005.

In December 1996, the board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our chairman for services rendered. Also in December 1996, the Chairman was granted option to purchase additional 5,000 shares of our common stock, exercisable until December 2006.

In December 1997, the board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our chairman for services rendered. Also in December 1997, the Chairman was granted option to purchase additional 5,000 shares of our common stock, exercisable until December 2007.

In December 1998, the board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our chairman for services rendered. Also in December 1998, the Chairman was granted option to purchase additional 5,000 shares of our common stock, exercisable until December 2007.

In December 1999, the board of Directors the Chairman was granted option to purchase 1,000,000 shares of our common stock, exercisable until December 2008. The total number of options available to be exercised by our chairman is 5,000,000 on a post-dividend distribution basis.

Also, in February 1991, the board of Directors authorized the issuance of 9,000 shares of Common Stock to MMG Investments, Inc., in consideration for an aggregate of $75,000 equity investment in the company.

In September 1999, the board directors authorized the issuance of 51,000 shares of Common Stock to Meridian Holdings, Inc., in exchange for assumption of $538,000 debt owed by the company to MMG Investments, Inc.($500,000) and United States Small Business administration ($38,000) and payment of $250,000 to Mr. Russell Lyons, in the form of cash and common stock as part of his employment agreement as the president and Chief technology Officer of the Company. Additional $232,000 for InterCare.com's product customer support, marketing and banner advertisements on Meridian Holdings, Inc., popular Websites. Total investments by Meridian Holdings, Inc. is $1,020,000.

Total shares issued and outstanding was 100,000 as of December 7, 1999. On December 10, 1999, pursuant to stock dividend distribution authorized by the board of Directors, after the amendment of Article IV of the articles of Incorporation of the Company, whereby the company's common stock was increased from 100,000 to 100,000,000, a 1 for 100 forward stock split was approved. All the current share holders of InterCare.com, Inc., received their dividends accordingly.

                          PRINCIPAL  SECURITY  HOLDERS

The following tables set forth information regarding the beneficial owners of our Common Stock, as of December 31, 1999, by the following individuals or groups:
     Each  of  our  executive  officers;

     Each  of  our  directors;

     Each person, or group of affiliated persons, whom we know beneficially owns more than 5% of our outstanding stock; and

     All  of  our  directors  and  executive  officers  as  a  group.

Except as otherwise noted, and, to the best of our knowledge, the persons named in this table have sole voting and investing power with respect to all of the shares of common stock held by them.

As  of  the  table  date  we  had  10,000,000  common  shares  outstanding.

Name  and                        Amount  and  Percent  of  Class
Address  of                      Nature  of   Before   After        After
Beneficial                      Beneficial  the      Maximum      Minimum
Owner                           Ownership   Offering  Offering     Offering
Anthony  C.  Dike  (1)(2)         4,000,000      40%     36%         39.6%
4127  West  62nd  Street
Los  Angeles,  CA  90043

Meridian  Holdings,  Inc.(2)(3)   5,100,000      51%      46%         50.5%
900  Wilshire  Blvd,  #500
Los  Angeles,  CA  90017

MMG  Investments,  Inc.(2)          900,000       9%       8%          8.9%
4127  West  62nd  Street
Los  Angeles,  CA  90043

Named  Officers  and               4,000,000     40%     38%          39.6%
Directors  As  a  Group

(1)  Officer  or  Director.
(2)     Anthony  C.  Dike,  is  a  majority  shareholder.
(3) INCLUDING THEIR SHAREHOLDERS; EXCLUDING THEIR DIRECTORS, OFFICERS, AND AFFILIATES.

                          DESCRIPTION  OF  SECURITIES

Common  Stock

We are authorized to issue up to 100,000,000 shares of Common Stock, No par value, of which 10,000,000 shares were issued and outstanding as of December 31, 1999. All outstanding shares of our common stock are fully paid and nonassessable and the shares of our common stock offered by this prospectus will be, upon issuance, fully paid and nonassessable. The following is a summary of the material rights and privileges of our common stock.

Preferred  Stock

We authorized 20,000,000 shares of preferred stock, with No par var. No preferred stock have been issued.

VOTING. Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, including the election of directors. The holders of more than 50% of the voting power of our common stock issued and outstanding and entitled to vote and present in person or by proxy, together with any preferred stock issued and outstanding and entitled to vote and present in person or by proxy, constitute a quorum at all meetings of our shareholders. The vote of the holders of a majority of our common stock present and entitled to vote at a meeting, together with any preferred stock present and entitled to vote at a meeting, will decide any question brought before the meeting, except when California law, our articles of incorporation, or our bylaws require a greater vote and except when California law requires a vote of any preferred stock issued and outstanding, voting as a separate class, to approve a matter brought before the meeting. Holders of our common stock do not have cumulative voting for the election of directors.

DIVIDENDS. Holders of our common stock are entitled to dividends when, as and if declared by the board of directors out of funds available for distribution. The payment of any dividends may be limited or prohibited by loan agreement provisions or priority dividends for preferred stock that may be outstanding.

On December 10, 1999, as provided in Article IV of this Corporation's Article of Incorporation, as amended, this corporation has one hundred million (100,000,000) shares of Common Stock authorized and as of December 7, 1999, an aggregate of one hundred thousand (100,000) shares of Common Stock were issued and outstanding. The board of directors by way of a written consent declared a stock dividend of one hundred (100) shares of Common Stock for every one (1) share of common stock currently issued and outstanding, to be payable to shareholders of record as of December 30th, 1999. Meridian Holdings, Inc., the 51% owners of the outstanding shares of the Company's declared a dividend simultaneously to all its shareholders of record who owns a share in Meridian Holdings, Inc., to receive five (5) shares of common stock of InterCare.com.

PREEMPTIVE RIGHTS. The holders of our common stock have no preemptive rights to subscribe for any additional shares of any class of our capital stock or for any issue of bonds, notes or other securities convertible into any class of our capital stock.

LIQUIDATION. If we liquidate or dissolve, the holders of each outstanding share of our common stock will be entitled to share equally in our assets legally available for distribution to our shareholders after payment of all liabilities and after distributions to holders of preferred stock legally entitled to be paid distributions prior to the payment of distributions to holders of our common stock.

TRANSFER AGENT. Corporate Stock Transfer of Denver, Colorado will serve as our transfer agent. Telephone number 303-282-4800.

                              PLAN OF DISTRIBUTION

We offer the right to subscribe for up to 1,000,000 shares at $5.00 per share. We are offering the shares directly on a best efforts, 100,000 share minimum basis. No compensation is to be paid to any person for the offer and sale of the shares.

Our directors and officers plan to distribute prospectuses related to this offering. We estimate up to 500 prospectuses will be distributed in such a manner to acquaintances, friends and business associates.

Up to 80% of the shares may be purchased by our officers, directors, current shareholders and any of their affiliates or associates.

Although our directors and officers are associated persons of us as that term is defined in Rule 3a4-1 under the Exchange Act, they is deemed not to be a broker for the following reasons:

They are not subject to a statutory disqualification as that term is  defined in
Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities. They will not be compensated for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

They are not an associated person of a broker or dealers at the time of their participation in the sale of our securities.

 -   They  will  restrict  their  participation  to  the  following  activities:

          Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by them of a potential purchaser;

          Responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

          Performing ministerial and clerical work involved in effecting any transaction.

As of the date of this Prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Investors in this offering must make their own decisions regarding whether to hold or sell their shares. We will not exercise any influence over your decisions.

The common stock offered by this prospectus is being offered by the Company and the selling shareholders. Such common stock may be sold or distributed from time to time by Company and the selling shareholders, or by donees or transferees of, or other successors in interests to, the selling shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered hereby may be effected in one or more of the following methods:

    -  ordinary  brokers'  transactions;

    - transactions involving cross or block trades or otherwise on the NASDAQ National Market;

    - purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;

    - "at the market" to or through market makers or into an existing market for the common stock;

    - in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

    -  in  privately  negotiated  transactions;  or

    -  any  combination  of  the  foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

THE SELLING SHAREHOLDERS AND ANY BROKER-DEALERS WHO ACT IN CONNECTION WITH THE SALE OF THE SHARES HEREUNDER MAY BE DEEMED TO BE "UNDERWRITERS" WITHIN THE MEANING OF THE SECURITIES ACT, AND ANY COMMISSIONS THEY RECEIVE AND PROCEEDS OF ANY SALE OF THE SHARES MAY BE DEEMED TO BE UNDERWRITING DISCOUNTS AND
COMMISSIONS  UNDER  THE  SECURITIES  ACT.

Neither InterCare.com nor the selling shareholders can presently estimate the amount of such compensation. InterCare.com knows of no existing arrangements between any selling shareholders, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. At a time particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling shareholders and any other required information.

InterCare.com will pay all of the expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. InterCare.com has also agreed to indemnify the selling shareholders and certain related persons against certain liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of InterCare.com, InterCare.com has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

InterCare.com has advised the selling shareholders that during such time as they may be engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities
Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby.

Method  of  Subscribing

Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $5.00 per share must be paid in cash or by check, consideration for services rendered to the company, bank draft or postal express money order payable in United States dollars to our order. You may not pay in cash.

Expiration  Date

This  offering  will  expire  180  days  from  the  date  of  this  prospectus.

                             VALIDITY OF COMMON STOCK

The validity of the common stock offered hereby will be passed upon for us by Sperry, Young and Stoecklein, Esq, Las Vegas, Nevada.

                                    EXPERTS

The financial statements incorporated in this Prospectus represents the two consecutive year audited annual financial statements of InterCare.com, Inc. (formerly, Inter-Care Diagnostics, Inc.)for the year ended December 31, 1998 and 1999 respectively, and have been so incorporated in reliance on the report of Andrew M. Smith, independent accountant, given on the authority of Mr. Smith, CPA, as experts in auditing and accounting.

                 WHERE  YOU  CAN  FIND  MORE  INFORMATION  ABOUT  US

This prospectus is a part of a registration statement on Form SB-2 filed by us with the SEC under the Securities Act. This Prospectus omits certain information contained in the registration statement, and we refer you to the registration statement and to the exhibits to the registration statement for additional information about the common stock and us.

We upon registration we will file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's public reference rooms located at it's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0300 for further information on the operation of public reference rooms. You can also obtain copies of this material from the SEC's Internet web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

                               InterCare.com, Inc.

                              Financial Statements
                        And Independent Auditor's Report
                                December 31, 1999

                               INTERCARE.COM, INC.

                    Table  of  Contents


                                                                   Page
Independent  Auditor's  Report                                      F-1
Audited  Financial  Statements:
Balance  Sheet                                                      F-2
Statements  of  Operations                                          F-3
Statements  of  Changes  in  Stockholders'  Equity                  F-4
Statements  of  Cash  Flows                                         F-5
Notes  to  Financial  Statements                                    F-6


INDEPENDENT  AUDITOR'S  REPORT

To  the  Board  of  Directors
InterCare.com,  Inc.

We have audited the accompanying balance sheet of InterCare.com, Inc. at December 31, 1999 and the related statements of changes in stockholders' equity, operations, and cash flows for the period from January 1, 1998 to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InterCare.com, Inc. at December 31, 1999, and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Andrew  M  Smith,  CPA
Long  Beach,  California
January,  2000

                               INTERCARE.COM, INC.

                                  Balance Sheet





                                                              31-Dec-98         31-Dec-99         Proforma
                                                              =========         =========         ========
ASSETS

Current assets
    cash . . . . . . . . . . . . . . . . . . . . . . . .            36,785              864         4,584,440
    Accounts Receivable. . . . . . . . . . . . . . . . .            47,672                            470,081
    Inventory. . . . . . . . . . . . . . . . . . . . . .               988           21,639            30,639
Total Current Assets . . . . . . . . . . . . . . . . . .            85,445           22,503         5,085,161

Fixed assets (Net) . . . . . . . . . . . . . . . . . . .            13,206              253           160,253
Deferred Public Offering Costs                                                                          9,461
                                                                   --------         ---------       ---------
Total Assets . . . . . . . . . . . . . . . . . . . . . .            98,651           22,756         5,254,875
                                                                    =========       =========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accrued liabilities  (3,1) . . . . . . . . . . . . .             8,768                              9,461
Total Current Liabilities. . . . . . . . . . . . . . . .             8,768                              9,461

Long term liabilities (3). . . . . . . . . . . . . . . .           504,932                -                 -
                                                                 ---------        ---------          --------
Total Liabilities. . . . . . . . . . . . . . . . . . . .           513,700                -             9,461
                                                                 ==========        ========          =========
Stockholders' equity

  Common stock, no par value per share;
     100,000,000 shares authorized;   10,000,000 shares
      issued and outstanding . . . . . . . . . . . . . .            25,000          577,228         5,577,228
Additional paid-in capital
Deficit accumulated during the development stage . . . .          (440,049)        (554,472)         (331,814)
                                                                 ---------        ---------        ----------
Total Liabilities & Equity . . . . . . . . . . . . . . .            98,651           22,756         5,254,875
                                                                ==========        =========         =========

The  accompanying  notes  are  an  integral  part  of  this  statement.

                               INTERCARE.COM, INC.

                             Statement of Operations

                        Year  ending  on  as  of  December  31,


                                         1998        1999    Proforma
                                          =======     =======  =========
Revenue                                13,795       6,629    1,000,000
                                      --------     -------  ----------
Cost of Goods Sold                        289         252      200,000
                                     ---------     -------  ----------
Gross Profit                           13,506       6,377      800,000
                                     =========     =======  ==========
Amortization & Depreciation Expense    13,504      13,505       40,000
General, Sell & Administrative         62,829     107,295      462,342
 Stock issued for services                -          -         250,000
                                    -----------  ----------   --------
Total Operating Expenses               76,333     120,800      752,342
                                     -----------  ----------   --------
(Loss) Income Before Interest and
Income taxes . . . . . . . . . . . . . (62,827)   (114,423)      47,658


Interest Income                           -          -         175,000
Interest Expense                          -          -            -

(Loss) Income Before Income taxes     (62,827)   (114,423)     222,658

                                    -----------  ----------  ---------
Net (Loss) Profit                     (62,827)   (114,423)     222,658
                                    -----------  ----------  ---------

Weighted average number of shares   10,000,000  10,000,000  11,000,000

Net loss per common share               (0.006)     (0.011)      0.020





The  accompanying  notes  are  an  integral  part  of  this  statement.

                               INTERCARE.COM, INC.


                  Statement of Changes in Stockholders' Equity






                                             Common Stock                     Additional       Accumulated         Total
Transaction and Date                            Shares           Amount     Paid in Capital      Deficit           Equity
                                             ============       =======       ==========        =========        =========
Inception Through December 1997                 100,000         $25,000            -            $(377,222)       (352,222)
Loss during fiscal year 1998                                                                       (4,232)       (356,454)

September 18, 1999 sold 51% to Meridian                                         552,228
holdings
December 10, 1999 completed forward split
of 1 to 100 . . . . . . . . . . . . . . .     9,900,000                                           (173,018)         22,756

                                             ------------     --------         --------            --------       --------
Balance December 31, 1999 . . . . . . . .    10,000,000        25,000           552,228           (554,472)         22,756
                                             ==========       =======          ========            =========       ========



The  accompanying  notes  are  an  integral  part  of  this  statement.

                               INTERCARE.COM, INC.

                             Statement of Cashflows
                         For the Year Ended  December 31



                                                            1998               1999
                                                            ======             ======
CASH  FLOWS  FROM  OPERATING  ACTIVITIES

Net  loss                                                     $ (62,826.76)      $(114,423.47)
Adjustments  to  reconcile  net  loss  to  net  cash  used
     in  operating  activities:
     Depreciation                                                13,504             13,505
     Loss  on  sale  of  equipment                                                    (551)

Changes  in  assets  and  liabilities:

     Decrease  in  accounts  receivable                              -              47,672
     increase  in  inventory                                       (988)           (20,651)
     Decrease  in  accounts  payable                                 -              (6,357)
     Decrease  in  SBA  note  payable                            (1,515)           (36,526)
     Increase  in  note  payable  -  MMG  investment             50,190           (462,358)
     Increase  in  loan  from  MMG  investment                    2,316             (8,460)
                                                                -------            -------
NET  CASH  USED  IN  OPERATING  ACTIVITIES                          680           (588,149)
                                                                 =======          ========
CASH  FLOW  FROM  INVESTING  ACTIVITIES

     Purchase  of  equipment                                      (759)                  -
                                                                 ------            -------
NET  CASH  USED  IN  INVESTING  ACTIVITIES                        (759)                  -
                                                                 ======            =======
CASH  FLOWS  FROM  FINANCING  ACTIVITIES

     Sold  51%  interest  to  Meridian  Holdings,  Inc.               -            552,228

NET  CASH  PROVEDED  BY  FINANCING  ACTIVITIES                        -            552,228
                                                                  ------           -------
NET  DECREASE  IN  CASH                                             (79)           (35,921)
                                                                  =======          =======
CASH  AT  BEGINNING OF PERIOD                                    36,864             36,785

CASH  AT  END  OF  PERIOD                                      $ 36,785.30           $ 863.85

The  accompanying  notes  are  an  integral  part  of  this  statement.

                               INTERCARE.COM, INC.


                        Notes to the Financial Statements

1.  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES

Organization. InterCare.com formally known as Inter-Care Diagnostics, Inc., (the "Company") was Incorporated under the laws of the State of California in February 1991. The is a leading developer of healthcare multi-media content and software technologies, and since February 1991, the company have taken steps to become a leading provider of software technologies for neuromuscular re-education, stress management and biofeedback.

The company was originally incorporated in 1991 for the purpose of operating a medical diagnostics laboratory and engaging in various medical services to clients. On January 17, 1994, a 6.8 magnitude earthquake centered in Northridge, California caused wide spread damage to commercial and residential structures, and to major freeways, causing business interruptions and disrupting the normal flow of traffic. The Company experienced irreversible damage to all its high-tech computers and diagnostic equipment.

Since that time, the Company has been devoting substantially all its efforts to establishing a new business entity that develops software for the healthcare industry and other related activities over the Internet.

The company have created, published and marketed multimedia software products, content and Internet-ready applications that provide biofeedback, healthcare transactions, medical and health-related information for the education, consumer and professional markets.

The company developed the Mirage Systems Multimedia Biofeedback software program ( a cross-platform program : Windows 3.X including windows 95;98 and Apple Macintosh platforms) in 1994, and this software became the first FDA approved software program for neuromuscular re-education and biofeedback training. The company also has four other software products in the market including the "Body Pain Trigger Points Program", one of our best selling software products, with over 20,000 copies sold. The company intends to convert all its software programs to run in all the popular operating systems available, including but not limited to Microsoft Windows, Macintosh and Linus or Unix operating systems.

On September 27, 1999, the Company, announced that it has executed an Electronic Commerce Agreement with Netsales, Inc., in which Netsales will distribute Intercare's softwareprograms through more than 140,000 loyal reseller customers in 130 countries of Ingram Micro, the largest provider of computer technology products and servicesin the world.

The company had entered into similar agreement earlier, with DigitalRiver, Inc.,in which DigitalRiver will market the company's software program through major retailers such as CompUSA, Wal-Mart, and other Internet software resellers.

Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Deferred Costs Related To Proposed Public Offering. Costs incurred in connection with the proposed public offering of common stock have been deferred and will be charged against capital if the offering is successful or against operations if it is unsuccessful.

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:


Registration  Fee                                                 $  1,320.00
Legal  Fees  and  Expenses                                           5,000.00
Accounting  Fees  and  Expenses                                      2,000.00
Printing                                                               240.00
Miscellaneous  Expenses                                                820.80

         Total                                                     $  9460.80
                                                                   ==========


Shares Issued In Exchange For Services. The fair value of shares issued in exchange for services rendered to the Company was determined by the Company's officers and directors.

Income Taxes. The Company has made no provision for income taxes because of accumulated business and tax losses since its inception.

Net Loss Per Common Share. The net loss per common share is computed by dividing the net loss for the period by the weighted average number of shares outstanding. For purposes of computing the weighted average number of shares, all stock issued with regards to the founding of the Company is considered to be "cheap stock" as defined in SEC Staff Accounting Bulletin 4D and is therefore counted as outstanding for the entire period.

2.  GOING  CONCERN  CONTINGENCY

The Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These factors raise substantial doubt about the Company's ability to continue as a going concern.

In order to begin any significant operations, the Company will have to pursue other sources of capital, such as additional equity financing as discussed in
Note 4. There is no assurance that the Company will be able to obtain such financing. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.  RELATED  PARTY  TRANSACTIONS

The company's majority shareholder Anthony C. Dike, is also the principal of MMG Investments, Inc. MMG Investments Inc., made an equity investment of an aggregate of $75,000 in exchange for 9,000 shares of common stock of the company in February 1991.

On September 18th, 1999, pursuant to a Stock Purchase Agreement dated September 18th, 1999 (the "Stock Purchase Agreement") by and among the Registrant ("Seller"), and Meridian Holdings, Inc., (a Colorado Corporation) ("Buyer"), the Registrant sold 51,000 shares of Common Stock at 0 par value, representing 51% of all the issued and outstanding shares to Meridian Holdings, Inc., in exchange for "Banner" Advertisement and Promotion of Intercare Products and Services on all high traffic websites of Meridian Holdings, Inc., as well as assumption of current and future software
development  costs  and debts of Intercare.com totaling          $513,700, hence
this  amount  was  not  reflected  in  the  December  31,  1999  balance  sheet.

4.  CONTINGENT  PUBLIC  OFFERING  OF  COMMON  STOCK

On December 31, 1999, the board of directors authorized the Company to sell in a public offering a minimum of 100,000 and a maximum of 1,000,000 shares of common stock pursuant to an effective registration statement on Form SB-2 filed under the Securities Act of 1933. Each share shall have a purchase price of $5.00.

Proceeds from the public offering shall be for working capital and General Corporate purposes.

5.  LEGAL  FEE

The Company has agreed to pay its corporate attorney, who is also a stockholder of the Company, $5000 cash for his legal services relative to the public offering upon the registration statement for the public offering (see Note 4 above) becoming effective. This obligation has been accrued in the accompanying balance sheet and the costs are included in deferred public offering costs.

                                   PART  II

                      INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

California Corporate code allow us to indemnify our officers, directors and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our certificate of incorporation and our bylaws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by California law. We may enter into agreements with our directors and executive officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers to the fullest extent permitted by California law. We have also purchased directors and officers liability insurance, which provides coverage against certain liabilities including liabilities under the Securities Act.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration  Fee                                                 $  1,320.00
Legal  Fees  and  Expenses                                           5,000.00
Accounting  Fees  and  Expenses                                      2,000.00
Printing                                                               240.00
Miscellaneous  Expenses                                                820.80

         Total                                                     $  9460.80
                                                                   ==========

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

(a) The following is a summary of our transactions during the last nine years preceding the date hereof involving sales of our securities that were not registered under the Securities Act.

In December 1991, the board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our chairman for services rendered, with option to purchase additional 5,000 shares of our common stock, exercisable until December 2001.

In December 1992, the board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our chairman for services rendered, with option to purchase additional 5,000 shares of our common stock, exercisable until December 2002.

In December 1993, the board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our chairman for services rendered, with option to purchase additional 5,000 shares of our common stock, exercisable until December 2003.

In December 1994, the board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our chairman for services rendered, with option to purchase additional 5,000 shares of our common stock, exercisable until December 2004.

In December 1995, the board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our chairman for services rendered, with option to purchase additional 5,000 shares of our common stock, exercisable until December 2005.

In December 1996, the board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our chairman for services rendered, with option to purchase additional 5,000 shares of our common stock, exercisable until December 2006.

In December 1997, the board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our chairman for services rendered, with option to purchase additional 5,000 shares of our common stock, exercisable until December 2007.

In December 1998, the board of Directors authorized the issuance of 5,000 shares to Anthony C. Dike, our chairman for services rendered, with option to purchase additional 5,000 shares of our common stock, exercisable until December 2009. The total number of options available to be exercised by our chairman is 4,000,000 on a post-dividend distribution basis.

Also, in February 1991, the board of Directors authorized the issuance of 9,000 shares of Common Stock to MMG Investments, Inc., in consideration for an aggregate of $75,000 equity investment in the company.

In September 1999, the board directors authorized the issuance of 51,000 shares of Common Stock to Meridian Holdings, Inc., in exchange for assumption of $538,000 debt owed by the company to MMG Investments, Inc.($500,000) and United

States Small Business administration ($38,000) and payment of $250,000 to Mr. Russell Lyons, in the form of cash and common stock as part of his employment agreement as the president and Chief technology Officer of the Company. Additional $232,000 for InterCare.com's product customer support, marketing and banner advertisements on Meridian Holdings, Inc., popular Websites. Total investments by Meridian Holdings, Inc. is $1,020,000.

Total shares issued and outstanding was 100,000 as of December 7, 1999. On December 10, 1999, pursuant to stock dividend distribution authorized by the board of Directors, after the amendment of Article IV of the articles of Incorporation of the Company, whereby the company's common stock was increased from 100,000 to 100,000,000, a 1 for 100 forward stock split was approved. All the current share holders of InterCare.com, Inc., received their dividends accordingly.

The sales and issuances of securities in the transactions described above were deemed to be exempt from registration under the Securities Act in reliance upon
Section 4(2) of the Securities Act, Regulation D promulgated thereunder or rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving any public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under rule 701. The recipients of securities in each transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in such transactions. All recipients had adequate access, through their relationship with us to information about us.

     (b) There were no underwritten offerings employed in connection with any of the transactions set forth in Item 26(a).

ITEM  27.  EXHIBITS.

The  following  exhibits  are  filed  with  this  Registration  Statement:

Number    Description

1.0          Form  8-A  (*)
3.1          Articles  of  Incorporation  as  amended(*)
3.2          By-Laws  as  amended  (*)
4.1          Specimen  Common  Stock  Certificate  (*)
5.1          Opinion  Regarding  Legality(*)
23.2         Consent  of  Expert  (*)
24.1         Power  of  Attorney    (*)
24.2         Form  of  Electronic  Commerce  Agreement with NetSales, as amended (*)
24.4         Written  Consent  of  the board of directors of Meridian Holdings, Inc.
             approving  the  dividend  stock  distribution.
24.5         Written  Consent  of  the  board  of  directors  of InterCare.com, Inc.
             approving  the  dividend  stock  distribution.
27.1         Financial  Data  Schedule  (*)
             ------------------------------

(*)   Filed  herewith.

ITEM  28.  UNDERTAKINGS.

The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication such issue.

     (5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                              POWER  OF  ATTORNEY

The Registrant and each person whose signature appears below hereby appoints Anthony C. Dike as their attorney-in-fact, with full power to act alone, to sign in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any and all amendments, including post-effective amendments, to this Registration Statement.

                                 SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California, on December 31, 1999.

INTERCARE.COM,  INC.  (Registrant)

By:/s/  Anthony  C.  Dike
_______________________________
Anthony  C.  Dike
Chairman,  Chief  Executive  Officer,  Secretary

Date:  1/3/2000
By:/s/  Russell  Lyons
_______________________________
Russell  Lyons
Chief  Technology  Officer,

Date:  1/3/2000

By:/s/  Philip  Falese
______________________________
Philip  Falese
Chief  Financial  Officer,

Date:  1/3/2000

By:/s/  Edward  Williams
______________________
Edward  Williams,  Director

Date:  1/3/2000

By:/s/  Dan  Thornton
__________________________
Dan  Thornton,  Director

1/3/2000

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature                           Title                     Date

/s/  Anthony  C.  Dike
_________________________                            1/3/2000
Anthony  C.  Dike                     Chairman,  Director,
                                    Chief  Executive  Officer,  Secretary

                                  Exhibit 1.0:
                                        1


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               InterCare.com, Inc.
             (Exact name of registrant as specified in its charter)



    (State of incorporation)             (I.R.S. Employer Identification No.)
             CALIFORNIA                                  95-4304537



          (Address of principal executive offices)          (Zip Code)
           900 Wilshire Boulevard suite 500                     90017
                     Los  Angeles,  CA

        Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class      Name of each exchange on which
             to be so registered      each class is to be registered

              Not  applicable                    None

  If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the
following  box.   [_]


  If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

        Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, No par value

                                (Title of class)

Item  1.  Description  of  Registrant's  Securities  to  be  Registered.

The information contained in "Description of Capital Stock" in the Registrant's Registration Statement on Form SB-2 above, is hereby incorporated by reference. Also the company intends to register additional 1,537,500 shares issued to all shareholders of Meridian Holdings, Inc., under the dividend stock distribution with a record date of December 30th, 1999, excluding past and present directors, officers and affiliates of Meridian Holdings, Inc.

Item  2.  Exhibits.

The  following  exhibits  are  filed  as  part  of  this Registration Statement:

                   1. Certificate of Incorporation of InterCare.Com, Inc. a California corporation, as amended to date, incorporated by reference to Exhibit 3.1 to the Registrant's Form SB-2 Registration Statement.

                   2. Bylaws of InterCare.com, a California Corporation incorporated by reference to Exhibit 3.3 to the Registrant's Form SB-2 Registration Statement

3.     OPINION  RE  LEGALITY

4.     CONSENT  OF  INDEPENDENT  ACCOUNTANT

5. Written Consent of Board of Directors of Meridian Holdings, Inc., approving the dividend stock distribution.

                                 SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

InterCare.com,  Inc.


Date:  January  1,  2000

                                    By:  /s/  Anthony  C.  Dike
                                       ___________________________________
                                       Anthony  C.  Dike,  Secretary
                                       Chairman,  Chief  Executive  Officer

      EX-3.1


                            ARTICLES OF INCORPORATION

                                        I

The  name  of  this  corporation  is  MONET  MEDICAL  TESTING,  INC.

                                       II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.

                                       III

The name and address in the State of California of this Corporation's initial agent for service of process is:

NAME:  Anthony  DIKE

STREET  Address:  1601  Centinela  Avenue  Suite  5

City:  Inglewood            State:  California  ZIP  90302

                                       IV
This corporation is authorized to issue only one class of shares of stock; and the total number of shares of which this corporation is authorized to issue is 100,000 (ONE HUNDRED THOUSAND)

            /S/  Anthony  C.  Dike
            __________________________________
          Anthony  C.  Dike,  CEO;  Secretary


                                       AND

                        AMENDED ARTICLES OF INCORPORAION

                                       OF

                           MONET MEDICAL TESTING, INC.


ANTHONY  DIKE  AND  DR.  RAWSON  certify

1. They constitute a majority of the directors of MONET MEDICAL TESTING, INC., a California corporation.

2. They hereby adopt the following amendment of the Articles of Incorporation of this corporation:

Article  I  is  amended  to  read  as  follows:

"The  name  of  this  corporation  is  INTER-CARE  DIAGNOSTIC,  INC.

3. No directors were named in the original articles of incorporation of the above-named corporation and Two (2) have been elected.

4.     The  corporation  has  issued  no  shares.

     Each of the undersigned declares under penalty of perjury under the laws of the state of California that the matters set forth in this certificate are true and correct of our own knowledge.

     Executed  this  19th  day  of  April  1991,  at  Los  Angeles,  California.


                                         /s/  Anthony  C.  Dike
                                        _____________________________________
                                      Anthony  C.  Dike  Chairman/CEO,  Director

                                       /s/  DR  RAWSON
                                      ______________________________________
                                            DR  RAWSON  Director

                        AMENDED ARTICLES OF INCORPORAION
                                       OF

                          INTER-CARE DIAGNOSTICS, INC.


The  undersigned  certifies  that:
1. He is the president and secretary, respectively, of Inter-Care Diagnostic, Inc., a California corporation.
2. Article Four of the Articles of Incorporation of this corporation is amended to read as follows:
     The corporation is authorized to issue two classes of shares of stock designated "Common Stock" and "Preferred Stock," respectively. The total number of shares of stock which this corporation shall have authority to issue is one hundred twenty million (120,000,000) shares, consisting of one hundred million (100,000,000) shares of Common Stock, and twenty million (20,000,000) shares of Preferred Stock.
     The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the powers, preferences, rights, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.
3. The foregoing amendments of the Articles of Incorporation have been duly approved by the board of directors.
4. The foregoing amendments of the Articles of Incorporation have been duly approved by the required vote of the shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is one hundred thousand (100,000). The number of shares of voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50 percent.
     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:  December  __,  1999
          /s/  Anthony  C.  Dike
          ----------------------
          Anthony  C.  Dike,  President  and  Secretary


                        AMENDED ARTICLES OF INCORPORATION
                                       OF

                          Inter-Care Diagnostics, Inc.

                         The undersigned certifies that:


1. He is the president and secretary, respectively, of Inter-Care Diagnostics, Inc., a California corporation.

2. Article One of the Articles of Incorporation of this corporation is amended to read as follows:

        "The  name  of  this  corporation  is  "  InterCare.com,  Inc."

3. The foregoing amendments of the Articles of Incorporation have been duly approved by the board of directors.

4. The foregoing amendments of the Articles of Incorporation have been duly approved by the required vote of the shareholders in accordance with section 902, California Corporations Code. The total numbers of outstanding shares of the corporation is ten million (10,000,000). The numbers of shares of voting in favor of the amendment equaled or exceeded the vote required. The percentage of vote required was more than 50 percent.

We further declare under the penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our knowledge.

                                        /s/  Anthony  C.  Dike
DATE:______________________            __________________________
                                        Anthony  C.  Dike,
                                        Chairman,  Secretary

EX  3.2

                                     By-Laws

                                     BYLAWS
                                     ------
                for the regulation, except as otherwise provided
                  by statute or the Articles of Incorporation,
                                       of
                           Intercare Diagnostics, Inc.

                               GENERAL PROVISIONS

Principal Executive Office.  The Board of Directors shall designate the location
--------------------------
of the principal executive office of the corporation at any place within or without the State of California. The Board of Directors shall have the power to change the principal executive office to another location and may designate and locate one or more subsidiary offices within or without the State of California. Number of Directors. The number of directors of the corporation shall be two
---------------------
(2) until changed by a bylaw amending this Section 1.2 duly adopted by the vote or written consent of a majority of the outstanding shares entitled to vote; provided, however, that a bylaw reducing the number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than 16-2/3 percent of the outstanding shares entitled to vote.
Name. The name of the corporation shall be "Intercare Diagnostics, Inc." The corporation shall be authorized to do business under any fictitious business name, or variation of its legal name, as the Board of Directors may choose from time to time.
                             SHARES AND SHAREHOLDERS

Meetings  of  Shareholders.
--------------------------
Place  of  Meetings.  Meetings of shareholders shall be held at any place within
-------------------
or without the State of California designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.
Annual  Meetings. An annual meeting of the shareholders of the corporation shall
----------------
be held on such date and at such time as shall be designated by the Board of Directors. Should said day fall upon a legal holiday, the annual meeting of shareholders shall be held at the same time on the next day thereafter ensuing which is a full business day. At each annual meeting directors shall be elected,  and  any  other  proper  business  may  be  transacted.
Special  Meetings.  Special  meetings  of  the shareholders may be called by the
-----------------
Board of Directors, the chairman of the board, the president, or by the holders of shares entitled to cast not less than 10 percent of the votes at the meeting. Upon request in writing to the chairman of the board, the president, any vice president or the secretary by any person (other than the board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the persons entitled to call the meeting may give the notice.
Notice of Meetings.  Notice of any shareholders' meeting shall be given not less
------------------
than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the giving of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the board for election.
If action is proposed to be taken at any meeting, which action is within Sections 310, 902, 1201, 1900 or 2007 of the General Corporation Law of the State of California, the notice shall also state the general nature of that proposal.
Notice of a shareholders' meeting shall be given either personally or by first-class mail, or other means of written communication, charges prepaid, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice executed by the secretary, assistant secretary or any transfer agent, shall be prima facie evidence of the giving of the notice.
Adjourned  Meeting  and  Notice  Thereof.  Any  meeting  of  shareholders may be
----------------------------------------
adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy whether or not a quorum is present. When a shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. However, if the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
Waiver  of  Notice.  The  transactions  of  any meeting of shareholders, however
------------------
called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of subparagraph  (d)  of  Section  2.1  of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
Quorum.  The  presence  in  person or by proxy of the persons entitled to vote a
------
majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of the majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation of the corporation.
The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, provided that any action taken (other than adjournment) must be approved by at least a majority of the shares required to constitute a quorum.
Action  Without  a  Meeting.  Any  action  which  may  be taken at any annual or
---------------------------
special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notwithstanding the foregoing, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors, except as provided by Section 3.4 hereof.
Where the approval of shareholders is given without a meeting by less than unanimous written consent, unless the consents of all shareholders entitled to vote have been solicited in writing, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. In the case of approval of transactions pursuant to Section 310, 317, 1201 or 2007 of the General Corporation Law of the State of California, the notice shall be given at least 10 days before the consummation of any action authorized by that approval. Such notice shall be given in the same manner as notice of shareholders' meeting.
Voting  of  Shares.
------------------
In General. Except as otherwise provided in the Articles of Incorporation and subject to subparagraph (b) hereof, each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote of shareholders.
Cumulative  Voting.  At  any  election of directors, every shareholder complying
------------------
with this paragraph (b) and entitled to vote may cumulate his or her votes and give one (1) candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes (i.e., cast for any one (1) or more candidates a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one (1) shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. In any election of directors, the candidates receiving the highest number of affirmative votes up to the number of directors to be elected by such shares are elected; votes against a director and votes withheld shall have no legal effect. Election by Ballot. Elections for directors need not be by ballot unless a
--------------------
shareholder demands election by ballot at the meeting and before the voting begins.
Proxies.  Every  person  entitled to vote shares may authorize another person or
-------
persons to act by proxy with respect to such shares. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise herein provided. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the California General Corporation Law.
Inspectors  of  Election.
------------------------
Appointment.  In  advance  of  any meeting of shareholders the Board may appoint
-----------
inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.
Duties.  The  inspectors  of  election  shall  determine  the  number  of shares
------
outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision,  act  or  certificate  of  all.  Any report or certificate made by the inspectors  of  election  is  prima  facie evidence of the facts stated therein.
Record  Date.  In  order  that  the  corporation  may determine the shareholders
------------
entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action. If no record date is fixed:
The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.
A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.
Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or by agreement or in the California General Corporation Law.
Share  Certificates.
-------------------
In General. The corporation shall issue a certificate or certificates representing shares of its capital stock. Each certificate so issued shall be signed in the name of the corporation by the chairman or vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, shall state the name of the record owner thereof and shall certify the number of shares and the class or series of shares represented thereby. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
Two  or More Classes or Series.  If the shares of the corporation are classified
------------------------------
or if any class of shares has two or more series, there shall appear on the certificate one (1) of the following:
A statement of the rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes or series of shares authorized to be issued  and  upon  the  holders  thereof;  or
A summary of such rights, preferences, privileges and restrictions with reference to the provisions of the Articles of Incorporation and any certificates of determination establishing the same; or
A statement setting forth the office or agency of the corporation from which shareholders may obtain upon request and without charge, a copy of the statement referred to in subparagraph (1).
Special Restrictions.  There shall also appear on the certificate (unless stated
--------------------
or summarized under subparagraph (1) or (2) of subparagraph (b) above) the statements required by all of the following clauses to the extent applicable:
The  fact  that  the  shares  are  subject  to  restrictions  upon  transfer.
If  the  shares  are  assessable,  a  statement  that  they  are  assessable.
If the shares are not fully paid, a statement of the total consideration to be paid therefor and the amount paid thereon.
The fact that the shares are subject to a voting agreement or an irrevocable proxy or restrictions upon voting rights contractually imposed by the corporation.
The  fact  that  the  shares  are  redeemable.
The fact that the shares are convertible and the period for conversion. Transfer of Certificates. Where a certificate for shares is presented to the
--------------------------
corporation or its transfer clerk or transfer agent with a request to register a
--
transfer of shares, the corporation shall register the transfer, cancel the certificate presented, and issue a new certificate if: (a) the security is endorsed by the appropriate person or persons; (b) reasonable assurance is given that those endorsements are genuine and effective; (c) the corporation has no notice of adverse claims or has discharged any duty to inquire into such adverse claims; (d) any applicable law relating to the collection of taxes has been complied with; (e) the transfer is not in violation of any federal or state securities law; and (f) the transfer is in compliance with any applicable agreement governing the transfer of the shares.
Lost  Certificates.  Where  a certificate has been lost, destroyed or wrongfully
------------------
taken, the corporation shall issue a new certificate in place of the original if the owner: (a) so requests before the corporation has notice that the certificate has been acquired by a bona fide purchaser; (b) files with the corporation a sufficient indemnity bond, if so requested by the Board of Directors; and (c) satisfies any other reasonable requirements as may be imposed by the Board. Except as above provided, no new certificate for shares shall be issued in lieu of an old certificate unless the corporation is ordered to do so by a court in the judgment in an action brought under Section 419(b) of the California General Corporation Law.

                                    DIRECTORS

Powers.  Subject to the provisions of the California General Corporation Law and
------
the Articles of Incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operations of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.
Committees  of the Board.  The Board may, by resolution adopted by a majority of
------------------------
the authorized number of directors, designate one (1) or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:
The approval of any action which also requires, under the California General Corporation Law, shareholders' approval or approval of the outstanding shares; The filling of vacancies on the Board or in any committee.
The fixing of compensation of the directors for serving on the Board or on any committee.
The  amendment  or  repeal  of  bylaws  or  the  adoption  of  new  bylaws.
The  amendment  or  repeal  of  any resolution of the Board which by its express terms  is  not  so  amendable  or  repealable.
A distribution (within the meaning of the California General Corporation Law) to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board.
The appointment of other committees of the Board or the members thereof. Election and Term of Office. The directors shall be elected at each annual
-------------------------------
meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. Vacancies. Except for a vacancy created by the removal of a director, vacancies
---------
on the Board may be filled by approval of the Board or, if the number of directors then in office is less than a quorum, by (a) the unanimous written consent of the directors then in office, (b) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice under the California General Corporation Law, or (c) a sole remaining director. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote.
The Board of Directors shall have the power to declare vacant the office of a director who has been declared of unsound mind by an order of court, or convicted of a felony.

Removal.  Any  or  all  of  the  directors  may be removed without cause if such
-------
removal is approved by the vote of a majority of the outstanding shares entitled to vote, except that no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

Resignation.  Any  director  may  resign effective upon giving written notice to
-----------
the chairman of the board, the president, the secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Meetings  of  the  Board  of  Directors  and  Committees.
--------------------------------------------------------
Regular  Meetings.  Regular  meetings  of  the  Board  of  Directors may be held
-----------------
without notice at such time and place within or without the State as may be designated from time to time by resolution of the Board or by written consent of all members of the Board or in these bylaws.
Organization Meeting.  Immediately following each annual meeting of shareholders
--------------------
the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meetings is hereby dispensed with.
Special Meetings.  Special meetings of the Board of Directors for any purpose or
----------------
purposes may be called at any time by the chairman of the board or the president or, by any vice president or the secretary or any two directors. Notices; Waivers. Special meetings shall be held upon four (4) days' notice by
-----------------
mail or forty-eight (48) hours' notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Adjournment. A majority of the directors present, whether or not a quorum is
-----------
present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of such adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.
Place  of  Meeting.  Meetings  of  the  Board may be held at any place within or
------------------
without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, then such meeting shall be held at the principal executive office of the corporation, or such other place designated by resolution of the Board.

Presence  by Conference Telephone Call.  Members of the Board may participate in
--------------------------------------
a  meeting  through  use  of  conference  telephone  or  similar  communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting. Quorum. A majority of the authorized number of directors constitutes a quorum
------
of the Board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority  of  the  required  quorum  for  such  meeting.
Action  Without  Meeting.  Any  action  required or permitted to be taken by the
------------------------
Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.
Committee  Meetings.  The  provisions  of  Sections  3.7 and 3.8 of these bylaws
-------------------
apply also to committees of the Board and action by such committees, mutatis mutandis.
                                    OFFICERS
Officers.  The  officers  of  the corporation shall consist of a chairman of the
--------
board or a president, or both, a secretary, a chief financial officer, and such additional officers as may be elected or appointed in accordance with Section
4.3 of these bylaws and as may be necessary to enable the corporation to sign instruments and share certificates. Any number of offices may be held by the same person.
Elections.  All  officers  of  the  corporation,  except such officers as may be
---------
otherwise appointed in accordance with Section 4.3, shall be chosen by the Board of Directors, and shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment. Other Officers. The Board of Directors, the chairman of the board, or the
---------------
president at their or his discretion, may appoint one (1) or more vice presidents, one (1) or more assistant secretaries, a treasurer, one (1) or more assistant treasurers, or such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors, the chairman of the board, or the president, as the case may be, may from time to time determine. Removal. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors, without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Resignation. Any officer may resign at any time by giving written notice to the
-----------
Board of Directors or to the president, or to the secretary of the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Vacancies.  A  vacancy  in  any  office  because of death, resignation, removal,
---------
disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.
Chairman  of  the  Board.  The  chairman of the board, if there shall be such an
------------------------
officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 4.8 below.
President.  Subject  to  such supervisory powers, if any, as may be given by the
---------
Board of Directors to the chairman of the board, if there be such an officer, the president shall be general manager and chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the Board of Directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws.

Vice  President.  In  the  absence  of  the  president  or  in  the event of the
---------------
president's inability or refusal to act, the vice president, or in the event there be more than one (1) vice president, the vice president designated by the Board of Directors, or if no such designation is made, in order of their election, shall perform the duties of president and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president shall perform such other duties as from time to time may be assigned to such vice president by the president or the Board of Directors. Secretary. The secretary shall keep or cause to be kept the minutes of
---------
proceedings  and  record of shareholders, as provided for and in accordance with
Section  5.1(a)  of  these  bylaws.
     The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.
Chief  Financial  Officer.  The  chief  financial  officer  shall  have  general
-------------------------
supervision, direction and control of the financial affairs of the corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws. In the absence of a named treasurer, the chief financial officer shall also have the powers and duties of the treasurer as hereinafter set forth and shall be authorized and empowered to sign as treasurer in any case where such officer's signature is required.
Treasurer.  The  treasurer  shall keep or cause to be kept the books and records
---------
of account as provided for and in accordance with Section 5.1(a) of these bylaws. The books of account shall at all reasonable times be open to inspection by any director.
     The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws. In the absence of a named chief financial officer, the treasurer shall be deemed to be the chief financial officer and shall have the powers and duties of such office as herein above set forth.
                                  MISCELLANEOUS
Records  and  Reports.
---------------------
Books  of  Account  and  Proceedings.  The  corporation  shall keep adequate and
------------------------------------
correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board and committees of the board and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form. Annual Report. An annual report to shareholders referred to in Section 1501 of
--------------
the California General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.
Shareholders'  Requests for Financial Reports.  If no annual report for the last
---------------------------------------------
fiscal year has been sent to shareholders, the corporation shall, upon the written request of any shareholder made more than 120 days after the close of that fiscal year, deliver or mail to the person making the request within 30 days thereafter the financial statements for that year required by Section 1501(a) of the California General Corporation Law. Any shareholder or shareholders holding at least five (5) percent of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of such period, and the corporation shall deliver or mail the statements to the person making the request within 30 days thereafter. A copy of the statements shall be kept on file in the principal office of the corporation for 12 months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder upon demand. Rights of Inspection.
----------------------
By  Shareholders.
----------------
Record  of  Shareholders.  Any shareholder or shareholders holding at least five
------------------------
(5) percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one (1) percent of such voting shares and have filed a
Schedule 14A with the United States Securities and Exchange Commission shall have an absolute right to do either or both of the following: (i) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five (5) business days' prior written demand upon the corporation, or (ii) obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after demand is received or the date specified therein as the date as of which the list is to be compiled.
     The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interests as a shareholder or holder of a voting trust certificate.
Corporate  Records.  The accounting books and records and minutes of proceedings
------------------
of the shareholders and the Board and committees of the board shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. This right of inspection shall also extend to the records of any subsidiary of the corporation.
Bylaws.  The  corporation  shall  keep at its principal executive office in this
------
state, the original or a copy of its bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.
By  Directors.  Every  director  shall have the absolute right at any reasonable
-------------
time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation of which such person is a director and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money,
----------------------
notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.
Representation  of  Shares of Other Corporations.  The chairman of the board, if
------------------------------------------------
any, president or any vice president of the corporation, or any other person authorized to do so by the chairman of the board, president or any vice president, is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized  so  to  do  by  proxy  or  power  of  attorney duly executed by said officers.
Indemnification  and  Insurance.
-------------------------------
Right  to  Indemnification.  Each  person  who  was  or is made a party to or is
--------------------------
threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving (during such person's tenure as director or officer) at the request of the corporation, any other corporation, partnership, joint venture, trust or other enterprise in any capacity, whether the basis of a Proceeding is an alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by California General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending a Proceeding in advance of its final disposition; provided, however, that, if California General Corporation Law requires, the payment of such expenses in advance of the final disposition of a Proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. No amendment to or repeal of this
Section 5.5 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.
Right  of  Claimant to Bring Suit.  If a claim for indemnity under paragraph (a)
---------------------------------
of this Section is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under California General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in California General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Non-Exclusivity  of  Rights.  The  rights conferred in this Section shall not be
---------------------------
exclusive of any other rights which any director, officer, employee or agent may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the extent the additional rights to indemnification are authorized  in  the  Articles  of  Incorporation  of  the  corporation.
Insurance.  In  furtherance  and  not  in  limitation of the powers conferred by
---------
statute:
the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify the person against that expense, liability or loss under the California General Corporation Law.
the corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.
Indemnification  of  Employees  and  Agents of the Corporation.  The corporation
--------------------------------------------------------------
may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the corporation the expenses incurred in defending a Proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of this Section or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the corporation. Employee Stock Purchase Plans. The corporation may adopt and carry out a stock
------------------------------
purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares Acquired or to be acquired, to one (1) or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one (1) time, and may provide for aiding any such persons in paying for such shares by compensation  for  services  rendered,  promissory  notes  or  otherwise.
     A stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, subject to the provisions of the California General Corporation Law, restrictions upon transfer of the shares and the time limits of and termination of the plan. Time Notice Given or Sent. Any reference in these Bylaws to the time a notice
---------------------------
is  given  or  sent means, unless otherwise expressly provided herein or by law,
(a) the time a written notice by mail is deposited in the United States mails, postage prepaid; or (b) the time any other written notice, including facsimile, telegram, or electronic mail message, is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or (c) the time any oral notice is communicated, in person or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, or wireless, to the recipient, including the recipient's designated voice mailbox or address on such system, or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.
Construction  and  Definitions.  Unless  the  context  otherwise  requires,  the
------------------------------
general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.
                                   AMENDMENTS
Power of Shareholders.  New bylaws may be adopted or these bylaws may be amended
---------------------
or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders, except as otherwise provided by law or by the Articles of Incorporation. Power of Directors. Subject to the right of shareholders as provided in Section
------------------
6.01 to adopt, amend or repeal bylaws, any bylaw may be adopted, amended or repealed by the Board of Directors other than a bylaw or amendment thereof changing the authorized number of directors, if such number is fixed, or the maximum-minimum limits thereof, if an indefinite number.

The undersigned, as the Incorporator of _______________________, hereby adopts the foregoing bylaws as the bylaws of said corporation.
     Dated  as  of  April  19  1991.
     ______________________________
                ,  Incorporator

     The undersigned, constituting the Board of Directors of __________________, hereby adopt the foregoing bylaws as the bylaws of said corporation.
     Dated  as  of  April  19,  1991.
     ______________________________
                                               ,Director

______________________________
                                               ,Director
                                       ,
     THIS  IS  TO  CERTIFY:
That I am the duly elected, qualified and acting Secretary of INTER-CARE DIAGNOSTICS, INC., and that the foregoing bylaws were adopted as the bylaws of said corporation as of the day of April 19th, 1991, by the Board of Directors of said corporation.
     Dated  as  of  April  19th,  1991
     /s/  Anthony  C.  Dike
     ----------------------
       Anthony  C.  Dike,
  Chairman/CEO  and  Secretary

------
                                     BYLAWS
                                     ------
                          for the regulation, except as
                        otherwise provided by statute or
                        the Articles of Incorporation, of
                          INTER-CARE DIAGNOSTICS, INC.
                         -------------------------------
                            a California corporation



                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
ARTICLE  I.     GENERAL  PROVISIONS                                           63
Section  1.1     Principal  Executive  Office                                 63
Section  1.2     Number  of  Directors                                        63
ARTICLE  II.     SHARES  AND  SHAREHOLDERS                                    63
Section  2.1     Meetings  of  Shareholders.                                  63
(a)     Place  of  Meetings.                                                  63
(b)     Annual  Meetings                                                      63
(c)     Special  Meetings                                                     63
(d)     Notice  of  Meetings.                                                 63
(e)     Adjourned  Meeting  and  Notice  Thereof                              64
(f)     Waiver  of  Notice                                                    64
(g)     Quorum                                                                64
Section  2.2     Action  Without  a  Meeting                                  64
Section  2.3     Voting  of  Shares.                                          64
(a)     In  General                                                           64
(b)     Cumulative  Voting                                                    64
(c)     Election  by  Ballot                                                  65
Section  2.4     Proxies                                                      65
Section  2.5     Inspectors  of  Election.                                    65
(a)     Appointment                                                           65
(b)     Duties                                                                65
Section  2.6     Record  Date                                                 65
Section  2.7     Share  Certificates.                                         66
(a)     In  General                                                           66
(b)     Two  or  More  Classes  or  Series                                    66
(c)     Special  Restrictions                                                 66
Section  2.8     Transfer  of  Certificates                                   66
Section  2.9     Lost  Certificates                                           66
ARTICLE  III.     DIRECTORS                                                   66
Section  3.1     Powers                                                       66
Section  3.2     Committees  of  the  Board                                   67
Section  3.3     Election  and  Term  of  Office                              67
Section  3.4     Vacancies                                                    67
Section  3.5     Removal                                                      67
Section  3.6     Resignation                                                  67
Section  3.7     Meetings  of  the  Board  of  Directors  and Committees.     67
(a)     Regular  Meetings                                                     67
(b)     Organization  Meeting                                                 67
(c)     Special  Meetings                                                     67
(d)     Notices;  Waivers                                                     67
(e)     Adjournment                                                           68
(f)     Place  of  Meeting                                                    68
(g)     Presence  by  Conference  Telephone  Call                             68
(h)     Quorum                                                                68
Section  3.8     Action  Without  Meeting                                     68
Section  3.9     Committee  Meetings                                          68
ARTICLE  IV.     OFFICERS                                                     68
Section  4.1     Officers                                                     68
Section  4.2     Elections                                                    68
Section  4.3     Other  Officers                                              68
Section  4.4     Removal                                                      68
Section  4.5     Resignation                                                  68
Section  4.6     Vacancies                                                    68
Section  4.7     Chairman  of  the  Board                                     69
Section  4.8     President                                                    69
Section  4.9     Vice  President                                              69
Section  4.10     Secretary                                                   69
Section  4.11     Chief  Financial  Officer                                   69
Section  4.12     Treasurer                                                   69
ARTICLE  V.     MISCELLANEOUS                                                 69
Section  5.1     Records  and  Reports.                                       69
(a)     Books  of  Account  and  Proceedings                                  69
(b)     Annual  Report                                                        69
(c)     Shareholders'  Requests  for  Financial  Reports                      70
Section  5.2     Rights  of  Inspection.                                      70
(a)     By  Shareholders.                                                     70

(b)     By  Directors                                                         70
Section  5.3     Checks,  Drafts,  Etc.                                       70
Section  5.4     Representation  of  Shares  of  Other  Corporations          70
Section  5.5     Indemnification  and  Insurance.                             71
(a)     Right  to  Indemnification                                            71
(b)     Right  of  Claimant  to  Bring  Suit                                  71
(c)     Non-Exclusivity  of  Rights                                           71
(d)     Insurance                                                             71
(e)     Indemnification  of  Employees  and  Agents  of  the  Corporation     72
Section  5.6     Employee  Stock  Purchase  Plans.                            72
Section  5.7     Time  Notice  Given  or  Sent                                72
Section  5.8     Construction  and  Definitions                               72
ARTICLE  VI.     AMENDMENTS                                                   72
Section  6.1     Power  of  Shareholders                                      72
Section  6.2     Power  of  Directors                                         72

                                 AMENDED BYLAWS
                                 --------------
                for the regulation, except as otherwise provided
                  by statute or the Articles of Incorporation,
                                       of
                               InterCare.com, Inc.

PRINCIPAL EXECUTIVE OFFICE.  THE BOARD OF DIRECTORS SHALL DESIGNATE THE LOCATION
--------------------------
OF THE principal executive office of the corporation at any place within or without the State of California. The Board of Directors shall have the power to change the principal executive office to another location and may designate and locate one or more subsidiary offices within or without the State of California. Number of Directors. The number of directors of the corporation shall be two
---------------------
(2) until changed by a bylaw amending this Section 1.2 duly adopted by the vote or written consent of a majority of the outstanding shares entitled to vote; provided, however, that a bylaw reducing the number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than 16-2/3 percent of the outstanding shares entitled to vote.
Name.  The  name  of  the  corporation  shall  be  "InterCare.Com,  Inc."  The
----
corporation shall be authorized to do business under any fictitious business name, or variation of its legal name, as the Board of Directors may choose from time to time.
                             SHARES AND SHAREHOLDERS
Meetings  of  Shareholders.
--------------------------
Place  of  Meetings.  Meetings of shareholders shall be held at any place within
-------------------
or without the State of California designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.
Annual  Meetings. An annual meeting of the shareholders of the corporation shall
----------------
be held on such date and at such time as shall be designated by the Board of Directors. Should said day fall upon a legal holiday, the annual meeting of shareholders shall be held at the same time on the next day thereafter ensuing which is a full business day. At each annual meeting directors shall be elected,  and  any  other  proper  business  may  be  transacted.
Special  Meetings.  Special  meetings  of  the shareholders may be called by the
-----------------
Board of Directors, the chairman of the board, the president, or by the holders of shares entitled to cast not less than 10 percent of the votes at the meeting. Upon request in writing to the chairman of the board, the president, any vice president or the secretary by any person (other than the board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the persons entitled to call the meeting may give the notice.
Notice of Meetings.  Notice of any shareholders' meeting shall be given not less
------------------
than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the giving of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the board for election.
     If action is proposed to be taken at any meeting, which action is within Sections 310, 902, 1201, 1900 or 2007 of the General Corporation Law of the State of California, the notice shall also state the general nature of that proposal.
Notice of a shareholders' meeting shall be given either personally or by first-class mail, or other means of written communication, charges prepaid, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice executed by the secretary, assistant secretary or any transfer agent, shall be prima facie evidence of the giving of the notice.
Adjourned  Meeting  and  Notice  Thereof.  Any  meeting  of  shareholders may be
----------------------------------------
adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy whether or not a quorum is present. When a shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. However, if the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
Waiver  of  Notice.  The  transactions  of  any meeting of shareholders, however
------------------
called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of subparagraph  (d)  of  Section  2.1  of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
Quorum.  The  presence  in  person or by proxy of the persons entitled to vote a
------
majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of the majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation of the corporation.
     The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, provided that any action taken (other than adjournment) must be approved by at least a majority of the shares required to constitute a quorum.
Action  Without  a  Meeting.  Any  action  which  may  be taken at any annual or
---------------------------
special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notwithstanding the foregoing, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors, except as provided by Section 3.4 hereof.

Where the approval of shareholders is given without a meeting by less than unanimous written consent, unless the consents of all shareholders entitled to vote have been solicited in writing, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. In the case of approval of transactions pursuant to Section 310, 317, 1201 or 2007 of the General Corporation Law of the State of California, the notice shall be given at least 10 days before the consummation of any action authorized by that approval. Such notice shall be given in the same manner as notice of shareholders' meeting.
Voting  of  Shares.
------------------
In General. Except as otherwise provided in the Articles of Incorporation and subject to subparagraph (b) hereof, each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote of shareholders.
Cumulative  Voting.  At  any  election of directors, every shareholder complying
------------------
with this paragraph (b) and entitled to vote may cumulate his or her votes and give one (1) candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes (i.e., cast for any one (1) or more candidates a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one (1) shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. In any election of directors, the candidates receiving the highest number of affirmative votes up to the number of directors to be elected by such shares are elected; votes against a director and votes withheld shall have no legal effect.

Election  by  Ballot.  Elections  for  directors  need not be by ballot unless a
--------------------
shareholder demands election by ballot at the meeting and before the voting begins.

Proxies.  Every  person  entitled to vote shares may authorize another person or
-------
persons to act by proxy with respect to such shares. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise herein provided. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the California General Corporation Law.
Inspectors  of  Election.
------------------------
Appointment.  In  advance  of  any meeting of shareholders the Board may appoint
-----------
inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.
Duties.  The  inspectors  of  election  shall  determine  the  number  of shares
------
outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision,  act  or  certificate  of  all.  Any report or certificate made by the inspectors  of  election  is  prima  facie evidence of the facts stated therein.
Record  Date.  In  order  that  the  corporation  may determine the shareholders
------------
entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action. If no record date is fixed:
The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.
A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.
     Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or by agreement or in the California General Corporation Law.
SHARE  CERTIFICATES.
-------------------
In  General.  The  corporation  shall  issue  a  certificate  or  certificates
-----------
representing shares of its capital stock. Each certificate so issued shall be signed in the name of the corporation by the chairman or vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, shall state the name of the record owner thereof and shall certify the number of shares and the class or series of shares represented thereby. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
Two  or More Classes or Series.  If the shares of the corporation are classified
------------------------------
or if any class of shares has two or more series, there shall appear on the certificate one (1) of the following:
A statement of the rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes or series of shares authorized to be issued  and  upon  the  holders  thereof;  or
A summary of such rights, preferences, privileges and restrictions with reference to the provisions of the Articles of Incorporation and any certificates of determination establishing the same; or
A statement setting forth the office or agency of the corporation from which shareholders may obtain upon request and without charge, a copy of the statement referred to in subparagraph (1).
Special Restrictions.  There shall also appear on the certificate (unless stated
--------------------
or summarized under subparagraph (1) or (2) of subparagraph (b) above) the statements required by all of the following clauses to the extent applicable:
The  fact  that  the  shares  are  subject  to  restrictions  upon  transfer.
If  the  shares  are  assessable,  a  statement  that  they  are  assessable.
If the shares are not fully paid, a statement of the total consideration to be paid therefor and the amount paid thereon.
The fact that the shares are subject to a voting agreement or an irrevocable proxy or restrictions upon voting rights contractually imposed by the corporation.
The  fact  that  the  shares  are  redeemable.
The fact that the shares are convertible and the period for conversion. Transfer of Certificates. Where a certificate for shares is presented to the
--------------------------
corporation or its transfer clerk or transfer agent with a request to register a
--
transfer of shares, the corporation shall register the transfer, cancel the certificate presented, and issue a new certificate if: (a) the security is endorsed by the appropriate person or persons; (b) reasonable assurance is given that those endorsements are genuine and effective; (c) the corporation has no notice of adverse claims or has discharged any duty to inquire into such adverse claims; (d) any applicable law relating to the collection of taxes has been complied with; (e) the transfer is not in violation of any federal or state securities law; and (f) the transfer is in compliance with any applicable agreement governing the transfer of the shares.
Lost  Certificates.  Where  a certificate has been lost, destroyed or wrongfully
------------------
taken, the corporation shall issue a new certificate in place of the original if the owner: (a) so requests before the corporation has notice that the certificate has been acquired by a bona fide purchaser; (b) files with the corporation a sufficient indemnity bond, if so requested by the Board of Directors; and (c) satisfies any other reasonable requirements as may be imposed by the Board. Except as above provided, no new certificate for shares shall be issued in lieu of an old certificate unless the corporation is ordered to do so by a court in the judgment in an action brought under Section 419(b) of the California General Corporation Law.
DIRECTORS
Powers.  Subject to the provisions of the California General Corporation Law and
------
the Articles of Incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operations of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.
Committees  of the Board.  The Board may, by resolution adopted by a majority of
------------------------
the authorized number of directors, designate one (1) or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:
The approval of any action which also requires, under the California General Corporation Law, shareholders' approval or approval of the outstanding shares; The filling of vacancies on the Board or in any committee.
The fixing of compensation of the directors for serving on the Board or on any committee.
The  amendment  or  repeal  of  bylaws  or  the  adoption  of  new  bylaws.
The  amendment  or  repeal  of  any resolution of the Board which by its express terms  is  not  so  amendable  or  repealable.
A distribution (within the meaning of the California General Corporation Law) to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board.
The appointment of other committees of the Board or the members thereof. Election and Term of Office. The directors shall be elected at each annual
-------------------------------
meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. Vacancies. Except for a vacancy created by the removal of a director, vacancies
---------
on the Board may be filled by approval of the Board or, if the number of directors then in office is less than a quorum, by (a) the unanimous written consent of the directors then in office, (b) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice under the California General Corporation Law, or (c) a sole remaining director. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote.
     The Board of Directors shall have the power to declare vacant the office of a director who has been declared of unsound mind by an order of court, or convicted of a felony.
Removal.  Any  or  all  of  the  directors  may be removed without cause if such
-------
removal is approved by the vote of a majority of the outstanding shares entitled to vote, except that no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.
Resignation.  Any  director  may  resign effective upon giving written notice to
-----------
the chairman of the board, the president, the secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.
Meetings  of  the  Board  of  Directors  and  Committees.
--------------------------------------------------------
Regular  Meetings.  Regular  meetings  of  the  Board  of  Directors may be held
-----------------
without notice at such time and place within or without the State as may be designated from time to time by resolution of the Board or by written consent of all members of the Board or in these bylaws.
Organization Meeting.  Immediately following each annual meeting of shareholders
--------------------
the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meetings is hereby dispensed with.
Special Meetings.  Special meetings of the Board of Directors for any purpose or
----------------
purposes may be called at any time by the chairman of the board or the president or, by any vice president or the secretary or any two directors. Notices; Waivers. Special meetings shall be held upon four (4) days' notice by
-----------------
mail or forty-eight (48) hours' notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Adjournment. A majority of the directors present, whether or not a quorum is
-----------
present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of such adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.
Place  of  Meeting.  Meetings  of  the  Board may be held at any place within or
------------------
without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, then such meeting shall be held at the principal executive office of the corporation, or such other place designated by resolution of the Board.
Presence  by Conference Telephone Call.  Members of the Board may participate in
--------------------------------------
a  meeting  through  use  of  conference  telephone  or  similar  communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting. Quorum. A majority of the authorized number of directors constitutes a quorum
------
of the Board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority  of  the  required  quorum  for  such  meeting.
Action  Without  Meeting.  Any  action  required or permitted to be taken by the
------------------------
Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.
Committee  Meetings.  The  provisions  of  Sections  3.7 and 3.8 of these bylaws
-------------------
apply also to committees of the Board and action by such committees, mutatis mutandis.

OFFICERS
Officers.  The  officers  of  the corporation shall consist of a chairman of the
--------
board or a president, or both, a secretary, a chief financial officer, and such additional officers as may be elected or appointed in accordance with Section
4.3 of these bylaws and as may be necessary to enable the corporation to sign instruments and share certificates. Any number of offices may be held by the same person.
Elections.  All  officers  of  the  corporation,  except such officers as may be
---------
otherwise appointed in accordance with Section 4.3, shall be chosen by the Board of Directors, and shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment. Other Officers. The Board of Directors, the chairman of the board, or the
---------------
president at their or his discretion, may appoint one (1) or more vice presidents, one (1) or more assistant secretaries, a treasurer, one (1) or more assistant treasurers, or such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors, the chairman of the board, or the president, as the case may be, may from time to time determine. Removal. Subject to the rights, if any, of an officer under any contract of
-------
employment, any officer may be removed, either with or without cause, by the Board of Directors, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors, without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Resignation. Any officer may resign at any time by giving written notice to the
-----------
Board of Directors or to the president, or to the secretary of the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Vacancies.  A  vacancy  in  any  office  because of death, resignation, removal,
---------
disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.
Chairman  of  the  Board.  The  chairman of the board, if there shall be such an
------------------------
officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 4.8 below.
President.  Subject  to  such supervisory powers, if any, as may be given by the
---------
Board of Directors to the chairman of the board, if there be such an officer, the president shall be general manager and chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the Board of Directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws.
Vice  President.  In  the  absence  of  the  president  or  in  the event of the
---------------
president's inability or refusal to act, the vice president, or in the event there be more than one (1) vice president, the vice president designated by the Board of Directors, or if no such designation is made, in order of their election, shall perform the duties of president and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president shall perform such other duties as from time to time may be assigned to such vice president by the president or the Board of Directors. Secretary. The secretary shall keep or cause to be kept the minutes of
---------
proceedings  and  record of shareholders, as provided for and in accordance with
Section  5.1(a)  of  these  bylaws.
     The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.
Chief  Financial  Officer.  The  chief  financial  officer  shall  have  general
-------------------------
supervision, direction and control of the financial affairs of the corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws. In the absence of a named treasurer, the chief financial officer shall also have the powers and duties of the treasurer as hereinafter set forth and shall be authorized and empowered to sign as treasurer in any case where such officer's signature is required.
Treasurer.  The  treasurer  shall keep or cause to be kept the books and records
---------
of account as provided for and in accordance with Section 5.1(a) of these bylaws. The books of account shall at all reasonable times be open to inspection by any director.
     The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws. In the absence of a named chief financial officer, the treasurer shall be deemed to be the chief financial officer and shall have the powers and duties of such office as herein above set forth. MISCELLANEOUS
Records  and  Reports.
---------------------
Books  of  Account  and  Proceedings.  The  corporation  shall keep adequate and
------------------------------------
correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board and committees of the board and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form. Annual Report. An annual report to shareholders referred to in Section 1501 of
--------------
the California General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.
Shareholders'  Requests for Financial Reports.  If no annual report for the last
---------------------------------------------
fiscal year has been sent to shareholders, the corporation shall, upon the written request of any shareholder made more than 120 days after the close of that fiscal year, deliver or mail to the person making the request within 30 days thereafter the financial statements for that year required by Section 1501(a) of the California General Corporation Law. Any shareholder or shareholders holding at least five (5) percent of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of such period, and the corporation shall deliver or mail the statements to the person making the request within 30 days thereafter. A copy of the statements shall be kept on file in the principal office of the corporation for 12 months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder upon demand. Rights of Inspection.
----------------------
By  Shareholders.
----------------
Record  of  Shareholders.  Any shareholder or shareholders holding at least five
------------------------
(5) percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one (1) percent of such voting shares and have filed a
Schedule 14A with the United States Securities and Exchange Commission shall have an absolute right to do either or both of the following: (i) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five (5) business days' prior written demand upon the corporation, or (ii) obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after demand is received or the date specified therein as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interests as a shareholder or holder of a voting trust certificate.

Corporate  Records.  The accounting books and records and minutes of proceedings
------------------
of the shareholders and the Board and committees of the board shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. This right of inspection shall also extend to the records of any subsidiary of the corporation.

Bylaws.  The  corporation  shall  keep at its principal executive office in this
------
state, the original or a copy of its bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

By  Directors.  Every  director  shall have the absolute right at any reasonable
-------------
time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation of which such person is a director and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

Checks,  Drafts,  Etc.  All checks, drafts or other orders for payment of money,
----------------------
notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Representation  of  Shares of Other Corporations.  The chairman of the board, if
------------------------------------------------
any, president or any vice president of the corporation, or any other person authorized to do so by the chairman of the board, president or any vice president, is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

Indemnification  and  Insurance.
-------------------------------
Right  to  Indemnification.  Each  person  who  was  or is made a party to or is
--------------------------
threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving (during such person's tenure as director or officer) at the request of the corporation, any other corporation, partnership, joint venture, trust or other enterprise in any capacity, whether the basis of a Proceeding is an alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by California General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending a Proceeding in advance of its final disposition; provided, however, that, if California General Corporation Law requires, the payment of such expenses in advance of the final disposition of a Proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. No amendment to or repeal of this
Section 5.5 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.
Right  of  Claimant to Bring Suit.  If a claim for indemnity under paragraph (a)
---------------------------------
of this Section is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under California General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in California General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Non-Exclusivity  of  Rights.  The  rights conferred in this Section shall not be
---------------------------
exclusive of any other rights which any director, officer, employee or agent may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the extent the additional rights to indemnification are authorized in the Articles of Incorporation of the corporation.

Insurance.  In  furtherance  and  not  in  limitation of the powers conferred by
---------
statute:
the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify the person against that expense, liability or loss under the California General Corporation Law.
the corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

Indemnification  of  Employees  and  Agents of the Corporation.  The corporation
--------------------------------------------------------------
may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the corporation the expenses incurred in defending a Proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of this Section or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the corporation. Employee Stock Purchase Plans. The corporation may adopt and carry out a stock
------------------------------
purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares Acquired or to be acquired, to one (1) or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one (1) time, and may provide for aiding any such persons in paying for such shares by compensation  for  services  rendered,  promissory  notes  or  otherwise.
     A stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, subject to the provisions of the California General Corporation Law, restrictions upon transfer of the shares and the time limits of and termination of the plan. Time Notice Given or Sent. Any reference in these Bylaws to the time a notice
---------------------------
is  given  or  sent means, unless otherwise expressly provided herein or by law,
(a) the time a written notice by mail is deposited in the United States mails, postage prepaid; or (b) the time any other written notice, including facsimile, telegram, or electronic mail message, is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or (c) the time any oral notice is communicated, in person or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, or wireless, to the recipient, including the recipient's designated voice mailbox or address on such system, or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Construction  and  Definitions.  Unless  the  context  otherwise  requires,  the
------------------------------
general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

                                   AMENDMENTS
Power of Shareholders.  New bylaws may be adopted or these bylaws may be amended
---------------------
or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders, except as otherwise provided by law or by the Articles of Incorporation.

Power of Directors.  Subject to the right of shareholders as provided in Section
------------------
6.01 to adopt, amend or repeal bylaws, any bylaw may be adopted, amended or repealed by the Board of Directors other than a bylaw or amendment thereof changing the authorized number of directors, if such number is fixed, or the maximum-minimum limits thereof, if an indefinite number.

The undersigned, as the Incorporator of _______________________, hereby adopts the foregoing bylaws as the bylaws of said corporation.
     Dated  as  of  December  ___,  1999.  ______________________________
                                         ,  Incorporator
     The undersigned, constituting the Board of Directors of __________________, hereby adopt the foregoing bylaws as the bylaws of said corporation.
     Dated  as  of  December  ___,  1999.. ______________________________
                                             ,  Director
                                           ______________________________
                                               ,  Director

     THIS  IS  TO  CERTIFY:
That I am the duly elected, qualified and acting Secretary of INTERCARE.COM, INC., and that the foregoing bylaws were adopted as the bylaws of said corporation as of the day of December 31st, 1999, by the Board of Directors of said corporation.
     Dated  as  of  December  31st,  1999.
     /s/  Anthony  C.  Dike
     ----------------------
                                      Anthony  C.  Dike,
                                    Chairman/CEO  and  Secretary

                                 AMENDED BYLAWS
                                 --------------
                          for the regulation, except as
                        otherwise provided by statute or
                        the Articles of Incorporation, of
                               INTERCARE.COM, INC.
                         -------------------------------
                            a California corporation


                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
ARTICLE  I.     GENERAL  PROVISIONS                                           63
Section  1.1     Principal  Executive  Office                                 63
Section  1.2     Number  of  Directors                                        63
ARTICLE  II.     SHARES  AND  SHAREHOLDERS                                    63
Section  2.1     Meetings  of  Shareholders.                                  63
(a)     Place  of  Meetings.                                                  63
(b)     Annual  Meetings                                                      63
(c)     Special  Meetings                                                     63
(d)     Notice  of  Meetings.                                                 63
(e)     Adjourned  Meeting  and  Notice  Thereof                              64
(f)     Waiver  of  Notice                                                    64
(g)     Quorum                                                                64
Section  2.2     Action  Without  a  Meeting                                  64
Section  2.3     Voting  of  Shares.                                          64
(a)     In  General                                                           64
(b)     Cumulative  Voting                                                    64
(c)     Election  by  Ballot                                                  65
Section  2.4     Proxies                                                      65
Section  2.5     Inspectors  of  Election.                                    65
(a)     Appointment                                                           65
(b)     Duties                                                                65
Section  2.6     Record  Date                                                 65
Section  2.7     Share  Certificates.                                         66
(a)     In  General                                                           66
(b)     Two  or  More  Classes  or  Series                                    66
(c)     Special  Restrictions                                                 66
Section  2.8     Transfer  of  Certificates                                   66
Section  2.9     Lost  Certificates                                           66
ARTICLE  III.     DIRECTORS                                                   66
Section  3.1     Powers                                                       66
Section  3.2     Committees  of  the  Board                                   67
Section  3.3     Election  and  Term  of  Office                              67
Section  3.4     Vacancies                                                    67
Section  3.5     Removal                                                      67
Section  3.6     Resignation                                                  67
Section  3.7     Meetings  of  the  Board  of  Directors  and Committees.     67
(a)     Regular  Meetings                                                     67
(b)     Organization  Meeting                                                 67
(c)     Special  Meetings                                                     67
(d)     Notices;  Waivers                                                     67
(e)     Adjournment                                                           68
(f)     Place  of  Meeting                                                    68
(g)     Presence  by  Conference  Telephone  Call                             68
(h)     Quorum                                                                68
Section  3.8     Action  Without  Meeting                                     68
Section  3.9     Committee  Meetings                                          68
ARTICLE  IV.     OFFICERS                                                     68
Section  4.1     Officers                                                     68
Section  4.2     Elections                                                    68
Section  4.3     Other  Officers                                              68
Section  4.4     Removal                                                      68
Section  4.5     Resignation                                                  68
Section  4.6     Vacancies                                                    68
Section  4.7     Chairman  of  the  Board                                     69
Section  4.8     President                                                    69
Section  4.9     Vice  President                                              69
Section  4.10     Secretary                                                   69
Section  4.11     Chief  Financial  Officer                                   69
Section  4.12     Treasurer                                                   69
ARTICLE  V.     MISCELLANEOUS                                                 69
Section  5.1     Records  and  Reports.                                       69
(a)     Books  of  Account  and  Proceedings                                  69
(b)     Annual  Report                                                        69
(c)     Shareholders'  Requests  for  Financial  Reports                      70

Section  5.2     Rights  of  Inspection.                                      70
(a)     By  Shareholders.                                                     70
(b)     By  Directors                                                         70
Section  5.3     Checks,  Drafts,  Etc.                                       70
Section  5.4     Representation  of  Shares  of  Other  Corporations          70
Section  5.5     Indemnification  and  Insurance.                             71
(a)     Right  to  Indemnification                                            71
(b)     Right  of  Claimant  to  Bring  Suit                                  71
(c)     Non-Exclusivity  of  Rights                                           71
(d)     Insurance                                                             71
(e)     Indemnification  of  Employees  and  Agents  of  the  Corporation     72
Section  5.6     Employee  Stock  Purchase  Plans.                            72
Section  5.7     Time  Notice  Given  or  Sent                                72
Section  5.8     Construction  and  Definitions                               72
ARTICLE  VI.     AMENDMENTS                                                   72
Section  6.1     Power  of  Shareholders                                      72
Section  6.2     Power  of  Directors                                         72

EX  4.1                      Specimen  Certificate


                                     (front)
        NUMBER               INTERCARE.COM, INC.                  SHARES

           INCORPORATED  UNDER  THE  LAWS  OF  THE  STATE  OF  CALIFORNIA
                Authorized Common Stock 100,000,000  No Par Value


This  certifies  that______________________________________________
Is  the  owner  of ____________________________Shares of the  Common  Stock of
                        InterCare.com,  Inc.

  full paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney, upon surrender of this Certificate properly endorsed.
                    In Witness Whereof, the said Corporation has caused this Certificate to be signed its duly authorized officers, and its
                      Corporate Seal to be hereunto affixed
         this______________________ day of______________________A.D. 19_


_____________________                             _________________________
   Secretary                                               President


                                     (back)

For  Value  Received,_________________hereby  sell,  assign  and  transfer  unto

PLEASE  INSERT  SOCIAL  SECURITY  OR  OTHER
     IDENTIFICATION  NUMBER  OF  ASSIGNEE__________________________________

________________________________________________________________________

Shares represented by the within Certificate, and do hereby irrevocably Constitute and appoint____________________________________ Attorney to
Transfer the said Shares on the book of the named Corporation with full power of substitution in the premises

Dated________19______



_______________________________                 ___________________________
    IN  PRESENCE                                     SIGNED


     NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
      WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT
               ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

EX-5.1

             OPINION  RE  LEGALITY

[LETTERHEAD  OF  SPERRY,  YOUNG  AND  STOECKLEIN]
1850  E.  Flamingo  Rd.,  Las  Vegas,  Nevada  89119
Phone:  (888)  546-6454   Fax:  (702)  794-0744

January  4,  2000

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Ladies  and  Gentlemen:

As legal counsel for InterCare.com Inc., a California corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 2,000,000 shares of the Common Stock, No par value, of the Company which may be issued pursuant to the dividend stock distribution to all existing share holders of Meridian Holdings, Inc., a publicly traded OTC Bulletin Board Company with the symbol: "MEHO"

We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We are admitted to practice in the State of California and Nevada, we express no opinion concerning any law other than the law of the State of California and the federal law of the United States.

We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.

Based on such examination, we are of the opinion that the 1,537,500 shares of Common Stock which may be issued under the Assumed Stock Dividend Are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Stock Dividend Distribution respectively, will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

Respectfully  submitted,


/s/  Donald  Stoecklein
DONALD  STOECKLEIN,  ESQ

      EX-23.2

                                CONSENT OF EXPERT



               CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANT


We consent to the inclusion in this Prospectus on Form SB-2 and Form-8A of our report dated January 7, 2000 relative to our audit of the financial statements of InterCare.com, Inc. at December 31, 1999, and for the period from January 1st 1998 to December 31st, 1999, and to the reference to our firm under the heading "Experts" therein.


Andrew  M.  Smith,  CPA
Long  Beach,  California
January  7,  2000

Exhibit  24.1  Power  of  Attorney

                              POWER  OF  ATTORNEY

The Registrant and each person whose signature appears below hereby appoints Anthony C. Dike as their attorney-in-fact, with full power to act alone, to sign in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any and all amendments, including post-effective amendments, to this Registration Statement.

                                 SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California, on December 31, 1999.

INTERCARE.COM,  INC.  (Registrant)

By:/s/  Anthony  C.  Dike
_______________________________
Anthony  C.  Dike
Chairman,  Chief  Executive  Officer,  Secretary

Date:  1/3/2000
By:/s/  Russell  Lyons
_______________________________
Russell  Lyons
Chief  Technology  Officer,

Date:  1/3/2000

By:/s/  Philip  Falese
______________________________
Philip  Falese
Chief  Financial  Officer,

Date:  1/3/2000

By:/s/  Edward  Williams
______________________
Edward  Williams,  Director

Date:  1/3/2000

By:/s/  Dan  Thornton
__________________________
Dan  Thornton,  Director

1/3/2000

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature                       Title                     Date

/s/  Anthony  C.  Dike
_________________________                            1/3/2000
Anthony  C.  Dike                 Chairman,  Director,
                                  Chief  Executive  Officer,  Secretary

Exhibit  24.2  Form of Electronic Commerce Agreement with NetSales, (as amended)

ELECTRONIC COMMERCE AGREEMENT THIS ELECTRONIC COMMERCE AGREEMENT (this "Agreement") is made and entered into on September 23, 1999 (the "Effective Date") by and between NETSALES, INC., a Delaware Corporation ("NetSales"), located at 8500 West 110th Street, Overland Park, KS 66210, and INTERCARE
                                                                       ---------
DIAGNOSTICS,  INC./WWW.INTERCARE.COM  ("Vendor"),  located  at,  1601  Centinela
      ------------------------------                             ---------------
Avenue Suite #5, Inglewood, CA   90302. NetSales and Vendor shall be referred to
     ---------------------------------
herein individually as a "Party" or collectively as the "Parties." Other defined terms are set forth on Schedule A attached hereto.

                                    AGREEMENT
For good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties agree as follows:
GRANT  OF  RIGHTS;  PARTIES'  OBLIGATIONS
GRANT OF RIGHTS. Vendor grants to NetSales the right to market and distribute Products to resellers or directly to customers as reseller's agent, at NetSales' sole expense, subject to the terms of this Agreement and as they might apply, additional ESD provisions set forth in Schedule D and physical fulfillment provisions set forth in Schedule E.
EXCLUSIVITY. Vendor grants to NetSales the right to serve as the exclusive provider of services related to all online Direct Sales of Vendor's products. This does not prevent Vendor from establishing relationships with other distributors or resellers.
NEW AND DISCONTINUED PRODUCTS. Vendor agrees to notify NetSales of new Products thirty (30) days prior to release of updated and/or new Products. Vendor also agrees to notify NetSales thirty (30) days prior to the discontinuation of any Product.
ON-LINE ORDER AND COLLECTION. NetSales shall make reasonable efforts to maintain the availability of on-line ordering and payment. However, Vendor acknowledges that periodic computer server and network failures are unavoidable and thus will not hold NetSales liable for damages or losses incurred as a result of such failures.
LINKS. Vendor agrees to maintain a Hyper-link from the sales page to the NetSales' Web page. NetSales agrees to maintain a Hyper-link to Vendor's Web page.
CUSTOMER LISTS. NetSales agrees to provide to Vendor a copy of the Customer list from Product Sales. Vendor agrees to comply with all Customer-imposed restrictions on the use of such Customer list.
EXPORT RESTRICTIONS. NetSales will use its best efforts to screen customers to deny shipments to any countries to which exports of the Products are prohibited by United States law and to deny shipments to parties to which sales are prohibited by United States law, provided however, NetSales shall have no liability to Vendor for any inadvertent violation of these prohibitions. TERM & TERMINATION
TERM. This Agreement will continue in effect for one (1) year from the Effective Date (the "Initial Term"). Upon expiration of the Initial Term, this Agreement will be automatically renewed for additional one (1) year periods (each a "Renewal Term") without action by either Party (the Initial Term and any Renewal Term will be referred to herein collectively as the "Term"). TERMINATION FOR CAUSE OR CONVENIENCE. Either Party may terminate this Agreement at any time for any reason upon ninety (90) days prior written notice before the end of a Renewal Term.
EFFECT OF TERMINATION. Upon termination, NetSales will remove Products from resale. NetSales shall have the right to hold a reserve balance (the "Reserve") against Product Returns (as defined below) for six (6) months from the termination date. In the event that NetSales takes returns after termination for which there is no account balance, Vendor agrees to reimburse NetSales the total amount of Returns within thirty (30) days after receiving written demand for payment.
PAYMENTS  &  RECORDS
SETUP FEES. Vendor agrees to pay to NetSales a one-time, non-refundable payment for setup fees as set forth on Schedule C attached hereto, to be paid upon the execution of this Agreement.
PAYMENTS AND REPORTS. NetSales shall pay Vendor (according to Schedule C) any amounts owed hereunder on the 30th day of each month, or the last day of February, for sales of the prior month. NetSales shall provide Vendor a monthly report detailing the Products sold and amounts collected. NetSales shall provide to Vendor a real-time online electronic sales summary and customer data gathering report.
RETURNS. If under any circumstance a payment transaction for a Product is reversed (each a "Return"), the net amount of the reversal will be deducted from the amount of the payment due to Vendor. If Returns exceed sales in any given month, Vendor agrees to make payment sufficient to cover the Returns. A defective Product may be exchanged for the same title only and, in this case, the entire package (box, contents, and product-registration card) must be included. NetSales can refuse payment for and distribution of Products to any Customer that is processing a large percentage of Returns.
RESERVE. NetSales carries significant risk of excessive returns and/or chargebacks in the event Product Vendor cancels service with NetSales, ships defective products, discontinues products, or terminates business activity. Accordingly, Product Vendor agrees to allow NetSales to hold in reserve an amount equal to 10% of the previous six (6) month's gross Product sales to reduce such risk. NetSales shall remit to Product Vendor any Reserve Escrow
Amount that has been held for more than six (6) months and shall be included with monthly sales statement.
TAXES. NetSales shall pay any applicable taxes required in connection with the actions contemplated under Schedule C of this Agreement
RECORDS AND AUDITS. NetSales shall keep records and accounts in accordance with generally accepted accounting principles to show the amount of proceeds payable to Vendor. NetSales shall keep these records at NetSales' principal place of business. Vendor shall have the right to conduct at its sole expense an audit of such records by an independent auditor during regular business hours upon five
(5) days prior written notice once per calendar year to determine NetSales' compliance with this Agreement.
CONFIDENTIALITY
CONFIDENTIALITY. Each Party will treat all information received or gained from the other Party in confidence. Only by written agreement between the Parties can information about any aspect of the agreements, relationships, products, plans or details of the other Party's business be divulged to a third party. Information shall not be deemed confidential for the purposes of this Agreement that (i) is already known to the non-disclosing Party at the time of disclosure;
(ii) is or becomes publicly known through no wrongful act of the non-disclosing Party, including by public announcement by the disclosing Party; (iii) is received from a third Party without similar restrictions and without breach of this Agreement; or (iv) is lawfully required to be disclosed by any governmental agency or otherwise required to be disclosed by law.
 WARRANTIES;  LIABILITLES;  INDEMNIFICATION
VENDOR'S  REPRESENTATIONS  AND  WARRANTIES.  Vendor represents and warrants that
(i) it owns, or has valid and current distribution licenses, to the Products and all sub-components thereof, and that no provision of this Agreement violates any prior agreements between Vendor and any third parties (ii) it has the power and authority to enter into this Agreement and to perform its obligations hereunder;
(iii) this Agreement has been duly authorized, executed and delivered by Vendor and constitutes a legal, valid and binding obligation of Vendor enforceable against Vendor according with its terms, (iv) Vendor owns the entire right, title and interest in and to the trademarks and intellectual property to be provided to NetSales and included in the Products and the packaging of the Products, (v) Vendor has obtained any applicable export licenses for the Products which are required under United States or any other applicable law,
(vi) and Vendor hereby certifies that the Products are Y2K Compliant. For purposes of this Agreement, "Y2K Compliant" means, the Product is designed to be used prior to, during, and after calendar year 2000 A.D., and during each such time period will accurately receive, provide and process data/time data (including, but not limited to, calculating, comparing and sequencing,) from, into and between the twentieth and twenty-first centuries, including the years
1999 and 2000, and leap year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of data/time data, to the extent that other information technology used in combination with the Products properly exchanges data/time data with it.
NETSALES' REPRESENTATIONS AND WARRANTIES. NetSales represents and warrants that it has the right and authority to enter into this Agreement and to perform its obligations hereunder.
MUTUAL INDEMNIFICATION. NetSales and Vendor agree to defend, indemnify and hold harmless each other and their affiliates, their officers, directors, employees, representatives, agents, successors and assigns against and in respect of any and all loss, damage, liability and expense (including attorneys' fees) resulting from; (i) any misrepresentations or breaches of any representation, warranty or non-fulfillment of any obligation under this Agreement; (ii) any defects in the Products, whether such Products are sold by Vendor or NetSales and; (iii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses incident to any of the foregoing. VENDOR further indemnifies; (iv) the failure of the Products to satisfy the terms and conditions of any warranty set forth therein and; (v) the Product (in the form supplied hereunder by Vendor and unadapted by NetSales or any third party) infringing a U.S. patent or U.S. copyright.
DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES HEREBY SPECIFICALLY DISCLAIM ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SERVICES AND PRODUCTS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.
LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFIT OR LOST BUSINESS, COSTS OF DELAY OR FAILURE OF DELIVERY, OR LIABILITIES TO THIRD PARTIES ARISING FROM ANY SOURCE.
MISCELLANEOUS  PROVISIONS
ASSIGNMENT. This Agreement may not be assigned by either Party without the express written approval of the non-assigning Party; however, NetSales may assign this Agreement without the approval of Vendor to any affiliate of NetSales or to any entity that purchases all the stock or all or substantially all of NetSales' assets.
NOTICES. All notices and demands hereunder shall be in writing and shall be served by on the receiving Party via certified or registered mail, return receipt requested or by nationally-recognized private express courier, and shall be deemed complete upon receipt.
GOVERNING LAW. This Agreement shall be governed by and construed according to the substantive laws of the State of Kansas.
RELATIONSHIP OF THE PARTIES. Each Party is acting as an independent contractor and not as an agent, partner, or joint venture with the other Party for any purpose.
SURVIVAL OF CERTAIN PROVISIONS. The indemnification, confidentiality, and payment obligations set forth in the Agreement shall survive the termination of the Agreement by either Party for any reason.
ALL AMENDMENTS IN WRITING. All modifications or amendments of this Agreement shall be effective only if they are in writing by a duly authorized representative of each Party to this Agreement.
ENTIRE AGREEMENT. This Agreement constitutes the complete and entire agreement of the Parties and supersedes all previous communications, oral or written, and all other communications between them relating to the subject hereof. SEVERABILITY. If a court of law or court of competent jurisdiction finds any provision of this Agreement invalid, illegal or unenforceable, the remaining portions of this Agreement shall remain in full force and effect and construed so as to best effectuate the original intent and purpose of this Agreement. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any arbitration proceeding shall be held within 30 miles of NetSales' headquarters.
ATTORNEYS FEES. In any legal action between the Parties hereto concerning this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys fees and costs.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above. It is assumed that the signer for both companies has company authorization.

THIS  AGREEMENT  CONTAINS  AN  ARBITRATION  PROVISION  WHICH  IS  BINDING ON THE
PARTIES.

NETSALES,  INC.                                   Vendor

By:__________                                    By:  ___________

Name:_________                                   Name:___________

Tile:_________                                   Title:__________

Date:                                            Date:  _________

                            SCHEDULE A - DEFINITIONS

"Customer" shall mean an individual, or single user, at a home or business, who pays for Products through NetSales.
"Direct  Sale"  refers  to  any  sale  that  is  from  a  Direct  URL.
"Direct URL" is a URL in NetSales' web site for Product purchases, supplied to Product Vendor by NetSales, hyper-linked to web site, and are controlled by Product Vendor or Product Vendor's affiliates.
"Channel Sale" shall mean any sale which occurs within NetSales' channel of online stores or any other Product sales that do not occur from a Direct URL. "Processing Fees" shall mean the fees payable to NetSales by Vendor for Direct Sales. Processing Fees are incurred for each Product sold in a Direct Sale. "Products" shall mean the products identified by title and reference number in Schedule B hereto. Any Products not listed on Schedule B, which are sent by Vendor to NetSales, and which are accepted by NetSales, shall be deemed added to Schedule B.
"Payment Fees" shall mean the total costs of a customer purchase transaction charged by a bank or other financial institution. This includes but is not limited to credit card transaction fees.
 "Return" shall be payment for a Product which is initially collected by NetSales, which is subsequently reversed for any reason.
"Reserve" shall refer to proceeds held from a sales transaction as security against the significant risk of excessive returns and/or chargebacks. "Piracy" shall mean the attempted use or distribution of a Product without payment.
"Hyper-link" shall mean a direct means of accessing one World Wide Web page from another.
"Territory"  shall  mean  a  world-wide  territory.


SCHEDULE  B  -  PRODUCT
REF  #     TITLE     STREET  PRICE_
------     -----     --------------

                          SCHEDULE C- FEES - ECOMMERCE


I.   PRODUCT  ENROLLMENT  (SETUP)  FEES

Company Setup Fee shall be WAIVED which shall cover up to fifteen (15) Products including any additional SKU's. This fee shall cover only those Products which are submitted at the time of initial enrollment.

Setup fees shall be $25 per Product title (additional SKU's included) that exceeds fifteen (15) at the time of initial enrollment, or for additional Products that are added after the Agreement is executed.


DIRECT SALES FEES. For Direct Sales, NetSales shall pay Vendor proceeds from sales, calculated as follows:
     Total  gross  sales  from  Products,  less  the  following  amounts:
Distribution fees equaling fifteen percent (15%) of the gross sale price of the Product, not to be less than $3.50 per Product;
Returns (as defined in Section III, C.), if any; and The Reserve.
III. CHANNEL SALES FEES. For Channel Sales, NetSales shall pay Vendor proceeds from sales, calculated as follows:
       Total  gross  sales  from  Products,  less  the  following  amounts:
Distribution discount percentage equaling fifty percent (50%) of the gross sale price of the Product;
Returns (as defined in Section III, C.) if any; and The Reserve


V.   OTHER  FEES   (IF  APPLICABLE)


     Product/SKU  update     $25
     Page  design  change     $50


VI. Customization Fees. Any non-standard customization beyond basic catalog creation, pricing, and graphic treatments will be billed to Vendor at a rate of $100 per hour and subject to change. NetSales will obtain approvals from Vendor for such customizations prior to performing such work.


SCHEDULE  D  -  ESD


 GRANT  OF  RIGHTS;  PARTIES'  OBLIGATIONS
 SOFTWARE PRODUCT DELIVERABLES. Vendor agrees to supply to NetSales master distributable images of Products upon execution of this Agreement for any Products that are electronic in nature (e.g. software). Vendor further agrees to send new master distributable images of software Products within fourteen (14) days of release of revised versions of software Products.

PROHIBITED ACTS. NetSales is prohibited from the disassembly or decompilation of the object code or the disclosure of any other aspect of the workings of the Products without the prior written consent of Vendor.

II.     Ownership
INTELLECTUAL PROPERTY RIGHTS. NetSales agrees that the Products provided hereunder, and any copies thereof, in whole or in part, and all intellectual property rights, including without limitation, patent, copyright, trademark, trade secret, and any other intellectual or industrial property rights, are and shall remain the sole property of Vendor, and that all rights thereto are reserved by Vendor. NetSales agrees that it will not create derivatives of any Product, nor use, copy, disclose, sell, assign, sublicense, or otherwise transfer any Product except as expressly authorized in the end-user license agreement for such Product. Vendor acknowledges that NetSales owns the content of any information developed by NetSales in exploiting the rights granted herein.
PIRACY. Each Party agrees to take strict measures to secure the Products from piracy, and in the event that any piracy is discovered, to notify the other Party, and to take measures to deter further piracy. NetSales' total liability will be limited to damages arising from negligent acts of NetSales which occur after discovery of any piracy is made by NetSales or Vendor notifies NetSales in writing of any piracy.

III.     Returns

         NetSales will request a signed letter from the customer stating that all copies made from Product have been permanently destroyed. Vendor will accept the Return or exchange of any normally stocked product purchased from Vendor which is unopened for up to 30 days after the date of purchase.

IV.    DEFINITIONS

A. ESD initials standing for Electronic Software Distribution and refers to the delivery of a digital product electronically.

SCHEDULE  F-  PRODUCT  VENDOR  CHECKLIST*

______     Remit  Executed  Agreement.  Two  hard  copies  required.

______     Complete  online  enrollment  form  at
http://www.netsales.net/client.wcgi. You will always be required to provide your User Name (UN) and Password (PW) to gain access to any privileged online client area. If UN and PW are still needed please contact salesadmin@netsales.net for
                                                     -----------------------
assistance.

______     Complete  all applicable field entries. For sales description you may use  HTML.

______     Forward  graphics  to  enroll@netsales.net.  This  includes  box shot product  images,  Logos,  and  available  screen  shots.

______     Include  any  special  instructions  and/or  additional requirements.

______ ESD Product Delivery - If Product will be delivered electronically, please forward to NetSales any and all product files in an auto-installing format. If applicable, these files should contain any online documentation and help files.

______     Physical  Product  Delivery  -  If  NetSales  is  to perform physical product  fulfillment  on your behalf, please contact salesadmin@netsales.net who
                                                     -----------------------
will  provide  simple  instructions  and  assistance.

______     After  you receive notification that products have been enrolled from a NetSales engineer, thoroughly check that products have been enrolled properly.

______     Check  pricing  of  all  products.

______     Check  product  descriptions  for  accuracy.

______     Check  graphics  and  License  agreement.

______     Perform  an  actual  order  process (for ESD, download to insure that product  installs  and  runs  properly).

______     When  process  is  complete reply to "Delivery Verification" email to activate  products  online.

______ If you have executed a direct sale agreement (NetSales performs order process for your direct sales) then prominently display your branded buy page link on your web home page. A NetSales engineer shall provide you with a final order page for you to connect to after your "Delivery Verification" is complete as outlined in step 5 above.

*This checklist is designed to help expedite your enrollment process. If more than 24 hours passes between any of the above steps please contact your account coordinator.

                       ADDENDUM TO DISTRIBUTION AGREEMENT
This Addendum is made and entered into on September 21, 1999, 1999 by and between NetSales Inc., Located at 8500 West 110th Street, Suite 600 Overland Park, Kansas 66210 ("Electronic Distributor"), and Intercare Diagnostics, Inc. located at 1601 Centinela Avenue Suite #5 , Inglewood ,CA. 90302 ("Product Vendor").

This Addendum shall be deemed added to the original signed Agreement executed on July 16,1999. Section A shall replace any equivalent Direct Sales terms in original agreement if it exists. This addendum supplements and is governed by the terms of the original agreement and in all other respects the original agreement continues on. To the extent this Addendum conflicts with the Distribution Agreement, the terms of this Addendum shall govern.

A. AMOUNT FOR DIRECT SALES. For Direct Sales, Electronic Distributor shall pay Product Vendor proceeds from sales, calculated as follows: total gross sales from Products, less the following amounts:

1. Transaction fees equaling fifteen percent (15%) of the gross sale price of the product, not to be less than $3.00 per Product;
2.     Returns,  if  any;
B.     Y2K  COMPLIANCE.
Vendor hereby certifies that the Products are Y2K Compliant. For purposes of this Agreement, "Y2K Compliant" means, the Product is designed to be used prior to, during, and after calendar year 2000 A.D., and during each such time period will accurately receive, provide and process data/time data (including, but not limited to, calculating, comparing and sequencing,) from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of data/time data, to the extent that other information technology used in combination with the Products properly exchanges data/time data with it.
SOFTWARE  REVIEW,  L.C.     PRODUCT  VENDOR

By:               By:     __________________________

Name:            JEFFERY  REENE          Name:     __________________________

Title:            PRESIDENT         Title:_________________________

Date:               Date:     ________________________

Exhibit  24.4

                                 WRITTEN CONSENT

                             OF THE SOLE DIRECTOR OF

                             MERIDIAN HOLDINGS, INC.
                             ----------------------
                             a Colorado corporation
     Pursuant to the authority of Section 7-108 of the Colorado Business Corporation Act, the undersigned, being the Sole Director of Meridian Holdings, Inc., a Colorado corporation, does hereby adopt and consent to the following recitals and resolution:

     Approval  of  Dividend  Distribution
     WHEREAS, this corporation has purchased fifty one percent (51%) interest in Inter-Care Diagnostic, Inc., a California corporation ("Inter-Care") and holds five million one hundred thousand (5,100,000) shares of the outstanding Common stock of Inter-care (the "Stock");
WHEREAS, it is proposed that this corporation declare a dividend of the Stock to each of its shareholders with the exception of all current and past officers, directors and affiliates, by transferring or causing to be issued five (5) shares of the Stock for each share of this corporation's Common Stock held by each such shareholder ("Dividends"); and
WHEREAS, it is deemed advisable and in the best interest of this corporation and its shareholders that the Dividends be approved;
NOW THEREFORE BE IT RESOLVED, that the Dividends be, and hereby are, approved and authorized;
RESOLVED FURTHER, that this corporation hereby declares the Dividends be payable to the shareholders of record as of December 30, 1999; and
     RESOLVED FURTHER, that the officers of this corporation, and any of them, be, and they hereby are, authorized, empowered and directed for and on behalf of this corporation and in its name to execute, deliver and cause the performance of all such further documents and to take such further actions as such officer, or any of them, may in their discretion deem necessary, appropriate or advisable in order to carry out and perform the intent of the foregoing resolution.
     This Written Consent shall be filed in the minute book of this corporation and shall become part of the records of this corporation.

Dated  as  of  December  __,  1999.
                                       /s/ Anthony C. Dike
                                 ______________________________________
                                   Anthony C. Dike, M.D., Sole Director

Exhibit  24.5
                         MINUTES OF MEETING OF DIRECTORS

                                       OF

                                  INTERCARE.COM


     A Meeting of the Board of Directors of INTERCARE.COM was held on the 3rd day of JANUARY 2000. A quorum constituting a majority of the Directors of the Corporation were present and signed the Waiver of Notice which is on file herewith:
     On  motion  duly  made  and  seconded  it  was  voted:
     RESOLVED, that the Company hereby authorizes the issuance of the following stock dividend:
     EACH  SHAREHOLDER  OF  MERIDIAN  HOLDINGS,  INC.  SHALL RECEIVE 5 SHARES OF
INTERCARE.COM.,  WHICH  DISTRIBUTION  SHALL  BE  REGISTERED.
     ONLY THOSE SHAREHOLDERS OF MERIDAIN HOLDINGS, INC. WITH FREE TRADING SHARES ON THE RECORD DATE SHALL BE ELIGIBLE FOR THE STOCK DIVIDEND.
     THE  RECORD  DATE  FOR  THE  DIVIDEND  IS  DECEMBER  30,  1999
     THE  DISTRIBUTION  DATE  FOR  THE  DIVIDEND  IS  JANUARY  15,  2000.
     There being no further business to come before the Meeting at this time, it was voted to adjourn.

/s/  Anthony  C.  Dike
_____________________
Chairman  of  the  Board

/s/  Anthony  C.  Dike
________________________
Secretary

      EX-27.1
                             FINANCIAL DATA SCHEDULE


[ARTICLE]  5
[RESTATED]
[MULTIPLIER]  1

[PERIOD-TYPE]                           12-MOS
[FISCAL-YEAR-END]                       DEC-31-1999
[PERIOD-START]                          JAN-01-1999
[PERIOD-END]                            DEC-31-1999
[CASH]                                         864
[SECURITIES]                                     0
[RECEIVABLES]                                    0
[ALLOWANCES]                                 47672
[INVENTORY]                                  21639
[CURRENT-ASSETS]                             22503
[PP&E]                                         253
[DEPRECIATION]                               13505
[TOTAL-ASSETS]                               22756
[CURRENT-LIABILITIES]                            0
[BONDS]                                          0
[PREFERRED-MANDATORY]                            0
[PREFERRED]                                      0
[COMMON]                                    577228
[OTHER-SE]                                 (554472)
[TOTAL-LIABILITY-AND-EQUITY]                 22756
[SALES]                                       6629
[TOTAL-REVENUES]                              6629
[CGS]                                          252
[TOTAL-COSTS]                               120800
[OTHER-EXPENSES]                                 0
[LOSS-PROVISION]                                 0
[INTEREST-EXPENSE]                               0
[INCOME-PRETAX]                            (114423)
[INCOME-TAX]                                     0
[INCOME-CONTINUING]                              0
[DISCONTINUED]                                   0
[EXTRAORDINARY]                                  0
[CHANGES]                                        0
[NET-INCOME]                               (114423)
[EPS-BASIC]                                    0
[EPS-DILUTED]                                    0

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